Exhibit 10.5

AGREEMENT OF LEASE

between

THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES

and

ELAS SECURITIES ACQUISITION CORP.,

Landlord

and

KEEFE, BRUYETTE & WOODS, INC.,

Tenant

787 Seventh Avenue
New York, New York 10019

Shearman & Sterling
599 Lexington Avenue
New York, New York 10022

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TABLE OF CONTENTS
(continued)
Page
ARTICLE 38 RENT CONTROL		88

SCHEDULE A	RULES AND REGULATIONS	A-1

SCHEDULE B	CLEANING SPECIFICATIONS	B-1

EXHIBIT “A”	PREMISES	“A”-1

EXHIBIT “B”	HVAC SPECIFICATIONS	“B”-1

EXHIBIT “C”	CERTIFICATE OF OCCUPANCY	“C”-1

EXHIBIT “D”	PREMISES DELIVERY NOTICE	“D”-1

EXHIBIT “E”	INCLUDED PERSONAL PROPERTY	“E”–1

EXHIBIT “F”	ACKNOWLEDGEMENT AND AGREEMENT	“F”-1

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AGREEMENT OF LEASE (this “Lease”), made as of the 12th day of November, 2001, between Landlord and Tenant.

W I T N E S S E T H:

The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows.

DEFINITIONS

Capitalized terms used herein and not defined elsewhere in this Lease shall have the meanings set forth below, each of which definition shall be included within, and an integral and substantive part of, the terms, covenants and provisions of this Lease:

“Acknowledgement and Agreement” shall have the meaning set forth in Section 12.5 hereof.

“AAA” shall have the meaning set forth in Section 37.5 hereof.

“ADA” shall mean the Americans with Disabilities Act of 1990, Public Law 101-336, U.S.C. §§ 12101 et seq. as the same may be hereafter amended from time to time, together with all regulations and guidelines promulgated pursuant thereto or in connection therewith.

“Affiliate” shall mean, with respect to Landlord, a corporation or other entity which shall (1) control, (2) be under the control of, or (3) be under common control with Landlord. As used herein, the term “control” shall mean the ownership of fifty percent (50%) or more of the outstanding voting stock of a corporation or other majority equity and control interest if such entity is not a corporation.

“Alterations” shall mean alterations, installations, improvements, additions or other physical work or changes in or about the Premises.

“Alterations Rules and Regulations” shall mean the rules and regulations relating to Alterations promulgated by Landlord regarding Alterations and such other and further reasonable rules and regulations regarding Alterations as Landlord or Landlord’s agents may from time to time adopt in accordance with the provisions of Article 8 hereof. Landlord and Tenant acknowledge that Tenant has been provided with a copy of the Alterations Rules and Regulations as the same exist on the date of this Lease.

“Anticipated Delivery Date” shall have the meaning set forth in Section 22.2 hereof.

“Applicable Rate” shall mean the lesser of (x) two (2) percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

“Assessed Valuation” shall have the meaning set forth in Section 27.1 hereof.

“Assignment Expenses” shall have the meaning set forth in Section 12.8(B) hereof.

“Assignment Proceeds” shall have the meaning set forth in Section 12.8 hereof.

“Assignment Statement” shall have the meaning set forth in Section 12.8 hereof.

“Assignment Termination Date” shall have the meaning set forth in Section 12.8(B) hereof.

“Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

“Base Operating Expenses” shall have the meaning set forth in Section 27.1 hereof.

“Base Operating Year” shall have the meaning set forth in Section 27.1 hereof.

“Base Rate” shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its “base rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “base rate”).

“Base Taxes” shall have the meaning set forth in Section 27.1 hereof.

“Broker” shall have the meaning set forth in Article 34 hereof.

“Building” shall mean all the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land and any and all alterations and replacements thereof, additions thereto and substitutions therefor, known by the address of 787 Seventh Avenue, New York, New York.

“Building Systems” shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building except for the distribution portions located within the Premises.

“Business Date” shall have the meaning set forth in Section 28.2 hereof.

“Business Days” shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of New York or the Federal Government or by the labor unions servicing the Building as legal holidays.

“Certificate of Occupancy” shall have the meaning set forth in Section 15 hereof.

“Commencement Date” shall shall mean the date on which Landlord shall deliver the Premises to Tenant in accordance with the terms and conditions of Article 1 hereof.

“Consumer Price Index” shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. - Northeastern N.J. Area, All Items (1982-84=100), or any successor index thereto, appropriately adjusted. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the Consumer Price Index. If Landlord and Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration Association or any successor organization for determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration. The costs of such arbitration shall be shared equally by Landlord and Tenant.

“Current Year” shall have the meaning set forth in Section 27.4 hereof.

“Deficiency” shall have the meaning set forth in Section 17.2 hereof.

“Eighth Reduction Date” shall have the meaning set forth in Section 31.2 hereof.

“Electricity Additional Rent” shall have the meaning set forth in Section 13.2 hereof.

“Electricity Fee” shall have the meaning set forth in Section 13.4 hereof.

“Escalation Rent” shall mean either individually or collectively, as the case may be, the Tax Payment and the Operating Payment.

“Estimated Completion Time” shall have the meaning set forth in Section 10.3 hereof.

“Event of Default” shall have the meaning set forth in Section 16.1 hereof.

“Expiration Date” shall mean the Fixed Expiration Date or such earlier or later date on which the Term shall sooner or later end pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

“Fifth Reduction Date” shall have the meaning set forth in Section 31.2 hereof.

“First Holdover Period” shall have the meaning set forth in Section 20 hereof.

“First Reduction Date” shall have the meaning set forth in Section 31.2 hereof.

“First Rental Period” shall mean the period commencing on the Rent Commencement Date and ending on the five-year anniversary of the Rent Commencement Date (as hereinafter defined).

“Fixed Expiration Date” shall have the meaning set forth in Section 1.1 hereof.

“Fixed Rent” shall have the meaning set forth in Section 1.1 hereof.

“Fourth Floor Internal Stairs” shall have the meaning set forth in Section 1.1 hereof.

“Fourth Reduction Date” shall have the meaning set forth in Section 31.2 hereof.

“Governmental Authority (Authorities)” shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

“HVAC” shall mean heat, ventilation and air conditioning.

“HVAC Systems” shall mean the Building Systems providing HVAC.

“Indemnitees” shall mean Landlord, Mortgagee and Lessor, the partners or members comprising Landlord, Mortgagee and Lessor and the partners, shareholders, members, officers, directors, employees and agents (including, without limitation, leasing and managing agents) of Landlord, Mortgagee and Lessor and of the partners thereof.

“Initial Alterations” shall mean the Alterations to be made by Tenant to initially prepare the Premises for Tenant’s occupancy.

“Included Personal Property” shall have the meaning set forth in Section 1.1 hereof.

“Landlord”, on the date as of which this Lease is made, shall mean The Equitable Life Assurance Society of the United States and Elas Securities Acquisition Corp., each having an office at 1290 Avenue of the Americas, New York, New York 10104, but after a sale or transfer of the Building or Real Property, “Landlord” shall mean the fee owner of the Building or Real Property, as the case may be, and if there shall exist a Superior Lease, the lessee thereunder.

“Landlord’s Work” shall have the meaning set forth in Section 1.1 hereof.

“Lessor(s)” shall mean a lessor under a Superior Lease.

“Letter of Credit” shall have the meaning set forth in Section 31.1 hereof.

“Letter of Credit Termination Notice” shall have the meaning set forth in Section 31.1 hereof.

“Local Law 58/97” shall have the meaning set forth in Section 1.1 hereof.

“Mortgage(s)” shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

“Mortgagee(s)” shall mean any trustee, mortgagee or holder of a Mortgage.

“Nondisturbance Agreement” shall have the meaning set forth in Section 7.1 hereof.

“Office (offices)” shall mean any premises other than premises used as a store or stores for the sale or display, at any time, of goods, wares or merchandise, of any kind, or a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

“Operating Expenses” shall have the meaning set forth in Section 27.1 hereof.

“Operating Payment” shall have the meaning set forth in Section 27.4 hereof.

“Operating Statement” shall have the meaning set forth in Section 27.1 hereof.

“Operating Year” shall have the meaning set forth in Section 27.1 hereof.

“Operation of the Property” shall mean the operation, maintenance, repair, protection, improvement and management of the Real Property or the Building and the curbs, sidewalks and areas adjacent thereto.

“Overtime Periods” shall have the meaning set forth in Section 28.3 hereof.

“Parties” shall have the meaning set forth in Section 37.2 hereof.

“Partner” or “partner” shall mean any general partner of Tenant.

“Partnership Tenant” shall have the meaning set forth in Article 29 hereof.

“Permitted Licensee” shall have the meaning set forth in Section 12.10 hereof.

“Person(s) or person(s)” shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

“Premises” shall mean, subject to the provisions of Section 4.3 hereof, all of the rentable area of the fourth (4th) floor of the Building as indicated by hatching on Exhibit “A” attached hereto and made a part hereof.

“Prevailing Rate” shall have the meaning set forth in Section 12.6 hereof.

“Qualified Sublease” shall have the meaning set forth in Section 12.7 (C) hereof.

“Qualified Subtenant” shall have the meaning set forth in Section 12.7(C) hereof.

“Real Property” shall mean the Building, together with the plot of land upon which it stands.

“Recapture Assignment” shall have the meaning set forth in Section 12.8(B) hereof.

“Recapture Assignment Expenses” shall have the meaning set forth in Section 12.8(D) hereof.

“Recapture Assignment Profit” shall have the meaning set forth in Section 12.8(D) hereof.

“Recapture Assignment Rent” shall have the meaning set forth in Section 12.8(D) hereof.

“Recapture Assignment Rent Per Square Foot” shall have the meaning set forth in Section 12.8(D) hereof.

“Recapture Space” shall have the meaning set forth in Section 12.6 hereof.

“Recapture Sublease” shall have the meaning set forth in Section 12.6 hereof.

“Related Entity” shall have the meaning set forth in Section 12.4 hereof.

“Rent Commencement Date” shall mean the date which is sixty (60) days after the Commencement Date.

“Premises Delivery Notice” shall have the meaning set forth in Section 1.2 hereof.

“Rent Per Square Foot” shall have the meaning set forth in Section 12.7 hereof.

“Rental” shall mean and be deemed to include Fixed Rent, Escalation Rent, all additional rent and any other sums payable by Tenant hereunder.

“Requirements” shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property or any portion thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in order under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property or any portion thereof.

“Rules and Regulations” shall mean the rules and regulations annexed hereto and made a part hereof as Schedule A, and such other and further reasonable rules and regulations as Landlord or Landlord’s agents may from time to time adopt on at least ten (10) Business Days’ prior written notice, subject to Tenant’s rights to dispute the reasonableness thereof as provided in Article 8 hereof.

“Second Reduction Date” shall have the meaning set forth in Section 31.2 hereof.

“Second Rental Period” shall mean the five-year period commencing on the day immediately succeeding the expiration of the First Rental Period and ending on the five-year anniversary of the expiration of the First Rental Period.

“Seventh Reduction Date” shall have the meaning set forth in Section 31.2 hereof.

“Sixth Reduction Date” shall have the meaning set forth in Section 31.2 hereof.

“Space Factor” shall mean 51,530.

“Specialty Alterations” shall mean Alterations consisting of kitchens (as opposed to warming pantries), executive bathrooms, vaults, vertical and/or horizontal transportation systems, dumbwaiters, pneumatic tubes, safes and other nonstandard office Alterations of a structural nature, it being agreed that Specialty Alterations shall not include open plan office space installed on raised floors, raised flooring, communication closets (as opposed to data centers) and conference rooms, except notwithstanding the foregoing, any Alteration which is located within any conference room and which otherwise would constitute a Specialty Alteration as expressly stated in the definition hereof shall be deemed to be a Specialty Alteration.

“Sublease Expenses” shall have the meaning set forth in Section 12.7 hereof.

“Sublease First Decision Date” shall have the meaning set forth in Section 12.6(B) hereof.

“Sublease Profit” shall have the meaning set forth in Section 12.7 hereof.

“Sublease Rent” shall have the meaning set forth in Section 12.7 hereof.

“Sublease Rent Per Square Foot” shall have the meaning set forth in Section 12.7 hereof.

“Sublease Second Decision Date” shall have the meaning set forth in Section 12.6(B) hereof.

“Sublease Statement” shall have the meaning set forth in Section 12.6 hereof.

“Sublease Term Sheet” shall have the meaning set forth in Section 12.6(B) hereof.

“Sub-sublease Rent Per Square Foot” shall have the meaning set forth in Section 12.7 hereof.

“Subtenant Nondisturbance Agreement” shall have the meaning set forth in Section 12.7 hereof.

“Superior Lease(s)” shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made and all renewals, extensions, supplements, amendments and modifications thereof.

“Taxes” shall have the meaning set forth in Section 27.1 hereof.

“Tax Payment” shall have the meaning set forth in Section 27.2 hereof.

“Tax Statement” shall have the meaning set forth in Section 27.1 hereof.

“Tax Year” shall have the meaning set forth in Section 27.1 hereof.

“Tenant”, on the date as of which this Lease is made, shall mean Keefe, Bruyette & Woods, Inc., having an office at c/o Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attn: Mitchell Kleinman, Esq., but thereafter “Tenant” shall mean only the tenant under this Lease at the time in question except for purposes of Section 12(E) hereof; provided, however, that the originally named Tenant, any successor thereto or any assignee shall not be released from liability hereunder in the event of any assignment of this Lease.

“Tenant Fund” shall have the meaning set forth in Section 3.7 hereof.

“Tenant Named Herein” shall mean Keefe, Bruyette & Woods, Inc. and any Related Entity of Keefe, Bruyette & Woods or other successor pursuant to Section 12.5 hereof.

“Tenant’s Property” shall mean Tenant’s movable fixtures and movable partitions, telephone and other equipment, furniture, furnishing, decorations and other items of personal property.

“Tenant’s Share” shall mean three and four hundred twenty-four one-thousandths percent (3.424%), as the same may be increased or decreased pursuant to the terms hereof. Landlord and Tenant hereby expressly acknowledge and agree that the percentage set forth in this Lease as the Tenant’s Share for the Premises is the percentage as agreed to by Landlord and Tenant and shall not, except as otherwise herein provided, be subject to change for any reason, including, without limitation, a redetermination of the measurement of the rentable area of the Building or the Premises, except that such percentages will be subject to change by reason of any alteration or improvement being performed to the Building which increases or decreases the rentable area of the Building.

“Tentative Monthly Escalation Charge” shall have the meaning set forth in Section 27.4 hereof.

“Term” shall mean a term which shall commence on the Commencement Date and shall expire on the Expiration Date.

“Third Reduction Date” shall have the meaning set forth in Section 31.2 hereof.

“Third Rental Period” shall mean the five-year period commencing on the day immediately succeeding the expiration of the Second Rental Period and ending on the Fixed Expiration Date.

“Unavoidable Delays” shall have the meaning set forth in Article 25 hereof.

ARTICLE 1

DEMISE, PREMISES, TERM, RENT

Section 1.1             Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term to commence on the date hereof (the “Commencement Date”) and to end on the fifteenth anniversary of the Commencement Date (the “Fixed Expiration Date”), at an annual rent (the “Fixed Rent”) of:

(1)           for the First Rental Period, an amount equal to Three Million Eight Hundred Sixty-Four Thousand Seven Hundred Fifty and 00/100 Dollars ($3,864,750.00),

(2)           for the Second Rental Period, Four Million One Hundred Twenty-Two Thousand Four Hundred and 00/100 Dollars ($4,122,400.00), and

(3)           for the Third Rental Period, Four Million Three Hundred Eighty Thousand Fifty and 00/100 Dollars ($4,380,050.00)

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance, on the first (1st) day of each calendar month during the Term commencing on the Rent Commencement Date, at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever except as otherwise provided herein. At the request of Landlord, Fixed Rent shall be payable when due by wire transfer of funds to an account designated from time to time by Landlord; provided, however, that Landlord shall provide wiring instructions to Tenant not less than thirty (30) days prior to the date upon which the first such monthly installment of Fixed Rent to be wired shall be due and payable. Tenant hereby agrees to accept possession of the Premises in its “as is” condition on the Commencement Date vacant of personal property (except for those items of personal property set forth on Exhibit “E” attached hereto and made a part hereof (the “Included Personal Property”)), unoccupied and free of any leases or tenancies, and in broom clean condition; provided, however, that prior to the Commencement Date Landlord shall install a fire-rated partition in the previously-existing doorway accessing the internal stairs located between the fourth (4th) and fifth (5th) floors of the Building (the “Fourth Floor Internal Stairs”) in accordance with applicable Requirements (“Landlord’s Work”). Landlord agrees that, notwithstanding the foregoing, on the Commencement Date the Premises shall be in compliance with all Requirements, except to the extent the non-compliance therewith (i) would not adversely affect Tenant’s ability to perform any Initial Alterations and (ii) would otherwise be cured by the performance of the Initial Alterations, including, without limitation, any Initial Alteration consisting of or including any demolition of any portion of the Premises. Tenant will accept the Included Personal Property as of the Commencement Date in its “as-is” and “where-is” condition, and acknowledges that Landlord has not made any representations or warranties as to the condition or fitness of the Included Personal Property for use. The Included Personal Property shall be leased to Tenant in accordance with all of the terms and conditions of this Lease throughout the Term but shall remain the property of Landlord for all purposes and shall be returned to Landlord on the Expiration Date in its “as-is” condition as of the Expiration Date, subject, nevertheless, to the performance by Tenant of its obligations pursuant to the provisions of this Lease. Notwithstanding the foregoing, Tenant shall have the right from time to time during the Term to deliver notice to Landlord indicating that Tenant no longer desires to lease any item of the Included Personal Property, and within five (5) Business Days of receipt of such notice, Landlord shall in its sole discretion elect to (x) accept the return of such Included Personal Property in its “as-is” condition or (y) decline the return of such Included Personal Property, in which event Tenant may in its discretion and at its sole cost and expense dispose of such Included Personal Property without liability or cost to Landlord. If Landlord shall fail to deliver the notice of its election of either item (x) or (y) in accordance with the foregoing sentence, Landlord shall be deemed to have elected to decline the return of such Included Personal Property pursuant to such item (y).

Section 1.2             (a)  Promptly after the occurrence of the Commencement Date, Landlord and Tenant shall execute and deliver to each other an agreement in the form attached hereto as Exhibit “D” and in mutually reasonably satisfactory substance (the “Premises Delivery Notice,”) memorializing such Commencement Date and the Rent Commencement Date; provided, however, the failure to deliver the Premises Delivery Notice shall not affect the occurrence of the Commencement Date, Rent Commencement Date, the Fixed Expiration Date or the rights and obligations of the parties under this Lease.

(b)           If the Rent Commencement Date shall occur on a date other than the first (1st) day of any calendar month, on the Rent Commencement Date Tenant shall pay to Landlord an amount equal to the product of Ten Thousand Seven Hundred Thirty-Five and 42/100 Dollars ($10,735.42) multiplied by the number of calendar days in the period from the Rent Commencement Date to the last day of the month in which the Rent Commencement Date shall occur, both dates inclusive.

ARTICLE 2

USE AND OCCUPANCY

Section 2.1             Tenant shall use and occupy the Premises as general and executive offices (including, in each instance, uses incidental thereto as described in Section 2.4) and for no other purpose.

Section 2.2             Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used (1) for the business of photographic, multilith or multigraph reproductions or offset printing, except in connection with, either directly or indirectly, Tenant’s own business and/or activities, (2) for retail activities of a bank, trust company, depository, guarantee or safe deposit business (for “off the street” retail activities to the general public), (3) as a savings bank, a savings and loan association, or as a loan company (for “off the street” retail activities to the general public), (4) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission (for “off the street” retail activities to the general public), (5) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing, (6) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for consumption by Tenant’s officers, employees and business guests, (7) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises), or (8) as a barber shop or beauty salon.

Section 2.3             Any interior windows which are visible from the atrium, gallery or lobby space in the Building shall not be covered or obstructed by Tenant, nor shall any items, articles, or signs, including, without limitation, any of Tenant’s Property, be placed, installed or affixed in a manner so as to be visible from the atrium, gallery or lobby space in the Building, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

Section 2.4             As incidental to the use of the Premises for offices as permitted by Section 2.1, portions of the Premises may also be used for (1) electronic data processing equipment, word processing equipment and business machines, (2) duplicating equipment, (3) the sale of snack foods, beverages and other convenience items to employees and visitors of Tenant by vending machines provided any such vending machine if it dispenses any beverage or other liquids or refrigerates shall have a waterproof pan located thereunder connected to a drain, (4) pantries, (5) eating areas, (6) food warmers, (7) mail rooms, (8) libraries, (9) board and conference rooms, (10) the storage of equipment and books, record, files and other items, (11) automatic teller machines for use only by the employees of Tenant employed at the Premises, (12) a trading floor and trading support systems, and (13) other uses incidental to Tenant’s use of the Premises for general and executive offices which are commensurate with the quality and character of the Building provided such uses are subject to, and in compliance with, the Certificate of Occupancy, all applicable Requirements, and the terms and conditions of this Lease.

ARTICLE 3

ALTERATIONS

Section 3.1             (A)  Except as set forth in Section 3.5 hereof, Tenant shall not make any Alterations including, without limitation, the Initial Alterations, without Landlord’s prior consent. Landlord agrees not to unreasonably withhold or delay its consent to any proposed Alterations including, without limitation, the Initial Alterations, provided that such Alterations (i) are not directly visible from the outside of the Building, (ii) do not affect any part of the Building other than the Premises, (iii) do not adversely affect the Building Systems, (iv) do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building or adversely affect the proper functioning of any Building System, (v) do not affect the certificate of occupancy for the Building or for the Premises, and (vi) do not adversely affect the structural components of the Building.

(B)           (1)  Prior to making any Alterations including, without limitation, the Initial Alterations, Tenant shall (i) if required hereunder (and not covered by the provisions of Section 3.5 hereof), submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications, which in the case of Alterations which meet the criteria set forth above shall not be unreasonably withheld, delayed or conditioned, (ii) supply such additional information regarding the Alteration as Landlord shall reasonably request, (iii) at Tenant’s expense, obtain all permits, approvals and certificates required by any Governmental Authorities, and (iv) furnish to Landlord duplicate policies, or certificates thereof of worker’s compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Landlord agrees that provided that Tenant shall furnish Landlord with the final detailed plans and specifications as set forth in clause (i) above with respect to any Alteration, Landlord shall approve or disapprove such plans and specifications within fifteen (15) Business Days after such request is made and such plans and specifications are furnished to Landlord (such disapproval to include a written basis for same). If Landlord shall approve such plans and specifications, the notice indicating such approval shall also set forth which, if any, of the proposed Alterations covered by such plans and specifications shall be considered by Landlord as Specialty Alterations and no Alteration shall be considered a Specialty Alteration unless so indicated by Landlord in such notice. If Landlord shall neither approve nor disapprove of a proposed Alteration within such fifteen (15) Business Day period, and Tenant shall send a second notice of such request and information and Landlord shall neither approve nor disapprove of such Alteration within seven (7) Business Days after such receipt of such second notice request, Landlord shall be deemed to have approved said plans and specifications with respect to such proposed Alteration. Notwithstanding the foregoing two sentences, Landlord agrees that if Landlord shall disapprove any plans and specifications submitted by Tenant with respect to any Alterations and Tenant shall re-submit revised final plans and specifications for such Alteration, Landlord shall approve or disapprove such revised plans and specifications within five (5) Business Days after such re-submission is made and such revised plans and specifications are furnished to Landlord; it being agreed that if Landlord shall neither approve nor disapprove of such revised plans and specifications within five (5) Business Days after receipt of such revised plans and specifications, Landlord shall be deemed to have approved such revised plans and specifications with respect to such proposed Alteration, provided that Tenant shall have made no changes to the plans and specifications originally submitted to Landlord other than in response to Landlord’s initial comments. Upon completion of such Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alteration required by any Governmental Authority and shall furnish Landlord with copies thereof (it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made at Tenant’s expense, by a Person designated by Landlord, provided that such Person shall be independent, reasonably capable to act in such capacity, and shall charge commercially competitive rates), and Landlord shall cooperate with Tenant in accordance with the provisions of Section 3.3 hereof, together with the “as-built” plans and specifications (including reproducible mylars and microfiche index cards and such plans shall be in a computerized DXF format) for such Alterations, and copies of all asbestos surveys and reports, if any, prepared by Tenant’s asbestos consultants or contractors in connection with, or arising out of, the performance of such Alteration. For purposes of this Article 3, all final detailed plans and specifications with respect to any Alterations which include legible “field notes” and are delivered to Landlord in CAD format shall be acceptable to Landlord as “as-built” plans and specifications. All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor as approved (or deemed approved) by Landlord (if such

Alteration shall have been subject to Landlord’s approval), and in compliance in all material respects with all Requirements, the Rules and Regulations, and the Alterations Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be first quality and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. In addition, no Alteration at a cost for labor and materials (as reasonably estimated by Landlord’s architect, engineer or contractor) in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) (which amount shall be increased on the third (3rd) anniversary of the Commencement Date and annually thereafter by the annual percentage increase, if any, in the Consumer Price Index from that in effect on the immediately preceding anniversary of the Commencement Date), either individually or in the aggregate with any other Alteration constructed in any twelve (12) month period, shall be undertaken prior to Tenant’s delivering to Landlord either (i) a performance bond and labor and materials payment bond (issued by a surety company and in form reasonably satisfactory to Landlord), each in an amount equal to 110% of such estimated cost, or (ii) such other security as shall be reasonably satisfactory to Landlord; provided, however, the foregoing shall not apply to the Initial Alterations or any other Alteration performed by Tenant provided that Tenant has a net worth in accordance with generally accepted accounting principles of no less than One Hundred Million and 00/100 Dollars ($100,000,000.00) and provides Landlord with reasonably satisfactory evidence thereof. If, as a result of any Alterations performed by Tenant, including, without limitation, the Initial Alterations, any alterations are required to be performed in or made to any portion of the Building or the Real Property other than the Premises in order to comply with any Requirement(s), which alterations would not otherwise have had to be performed or made pursuant to the applicable Requirement(s) at such time, Landlord, at Tenant’s sole reasonable cost and expense, may perform or make such alterations and take such actions as Landlord shall deem reasonably necessary. All Alterations requiring Landlord’s consent shall be performed only under the supervision of an independent licensed architect reasonably satisfactory to Landlord.

(2)           Landlord reserves the right (subject to Landlord’s obligations as set forth in this Section 3.1) to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval (which shall be reasonable where Landlord has agreed to be reasonable with respect to an Alteration in this Article 3) upon Tenant making reasonable revisions to the plans and specifications or supplying additional information reasonably requested by Landlord. Any review or approval by Landlord of any plans and/or specifications or preparation of any plans by an architect or engineer designated by Landlord with respect to any Alteration is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the compliance thereof with any Requirements, the adequacy, correctness or efficiency thereof or otherwise.

(C)           Tenant shall be permitted to perform Alterations at Tenant’s cost and expense, 24 hours a day, 7 days a week, provided that such work shall not materially interfere with or interrupt the operation and maintenance of the Building or the performance by Landlord of repairs, alterations or other work in the Building, or unreasonably interfere with or interrupt the use and occupancy of the Building by other tenants for space in the Building, and if such work shall interfere or interrupt as aforesaid, such Alterations shall be performed at

Tenant’s expense and at such times and in such manner as Landlord may from time to time reasonably designate; it being expressly understood and agreed that all chopping, coring and any other work affecting the slab shall be performed after 6:00 p.m. and before 8:00 a.m. on Business Days (or at any hour on days other than Business Days), unless otherwise designated by Landlord. All Alterations and all Tenant’s Property installed by Tenant in and to the Premises which may be made by Tenant at its own cost and expense prior to and during the Term, shall remain the property of Tenant, and upon the Expiration Date or earlier end of the Term, may be removed from the Premises by Tenant at Tenant’s option; provided, however, that Tenant shall repair and restore in a good and workerlike manner to good condition any damage to the Premises or the Building caused by such removal. Tenant may, at its option, remove an Alteration at any time during the Term, provided Tenant shall otherwise comply with the provisions of this Lease. All Alterations in and to the Premises which are not removed by Tenant in accordance with the provisions of this Section 3.1 (C) shall upon the expiration or earlier termination of this Lease become the property of Landlord. Notwithstanding the foregoing, however, Landlord, upon notice given at least sixty (60) days prior to the Expiration Date or upon such shorter notice as is reasonable under the circumstances upon the earlier expiration of the Term, may require Tenant to remove any Tenant’s Property and/or Specialty Alterations, and to repair and restore in a good and workerlike manner to good condition any damage to the Premises or the Building caused by the removal of Tenant’s Property, and with respect to any such Specialty Alterations (other than the Fourth Floor Internal Stairs), to repair and restore in a good and workerlike manner to a demolished shell condition the area of the Premises affected by such removal, and to repair and restore to a good condition any damage to the Building caused by such removal.

(D)          (1)  All Alterations shall be performed at Tenant’s option by either (i) Landlord’s contractor(s), (ii) a contractor Tenant shall select from a list of approved independent contractors and subcontractors furnished by Landlord to Tenant (containing at least the lesser of (x) three contractors or subcontractors, as the case may be, or (y) the number of contractors or subcontractors set forth on the list as of the date hereof), or (iii) contractors, subcontractors or mechanics approved by Landlord (which approval, subject to the provisions of subsection D(2) hereof, shall not be unreasonably withheld, provided that such contractor, subcontractor or mechanic is a member of the appropriate trade labor union) at Tenant’s expense. If Tenant engages any contractor or subcontractor set forth on the list referred to in item (ii) above, Tenant shall not be required to obtain Landlord’s consent for such contractor or subcontractor unless, prior to entering into a contract with such contractor or subcontractor, Landlord shall notify Tenant that such contractor or subcontractor has been removed from the list. Landlord agrees that provided that Tenant shall furnish Landlord with all information reasonably requested by Landlord with respect to a proposed contractor or subcontractor, Landlord shall either approve or disapprove such contractor or subcontractor within ten (10) Business Days after such request is made and such information is furnished to Landlord. If Landlord shall neither approve nor disapprove of a proposed contractor or subcontractor within such ten (10) Business Day period, and Tenant shall send a second notice of such request and information and Landlord shall neither approve nor disapprove of a proposed contractor or subcontractor within five (5) Business Days after such receipt of such second notice request, Landlord shall be deemed to have approved such proposed contractor or subcontractor. Prior to making each Alteration, at Tenant’s request, Landlord shall within five (5) Business Days furnish Tenant with a list of independent contractors who may perform Alterations to the

Premises on behalf of Tenant. If Tenant engages any contractor set forth on the list, Tenant shall not be required to obtain Landlord’s consent for such contractor unless, prior to entering into a contract with such contractor or the commencement of work by the contractor, Landlord shall notify Tenant that such contractor has been removed from the list.

(2)           Notwithstanding the foregoing, with respect to any Alteration attaching to or tying into any Building System which shall consist of the Building management system, the Class E, electrical, sprinkler, HVAC or life-safety systems or any structural component of the Building, (i) Tenant shall select a contractor or subcontractor from a list of approved independent contractors and subcontractors (each of whom shall charge commercially competitive rates) furnished by Landlord to Tenant (containing at least the lesser of (x) three contractors or subcontractors or (y) the number of contractors or subcontractors set forth on the list as of the date hereof) and (ii) the Alteration shall, at Tenant’s reasonable cost and expense, be designed by an engineer (who shall charge commercially competitive rates) approved by Landlord in its sole and absolute discretion.

(E)           Any mechanic’s lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant by any party other than Landlord shall be discharged by Tenant within thirty (30) days after Tenant shall have received notice thereof, at Tenant’s expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would unreasonably interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or of any adjacent property owned by Landlord. In the event of any such interference or conflict, Tenant, upon such reasonable prior notice by Landlord as is practicable under the circumstances (which notice may be oral, with subsequent confirmation in writing), shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately; provided, however, that if any such interference or conflict shall be in the nature of a jurisdictional dispute among separate labor unions or the local unions of any trade, (i) Landlord shall not treat any contractors, mechanics, or laborers directly or indirectly employed by Tenant in a discriminatory manner compared to any contractors, mechanics, or laborers directly or indirectly employed by any other tenant in the Building or by Landlord to perform work in the Building, and (ii) Landlord and Tenant shall reasonably cooperate in order to resolve any such interference or conflict.

Section 3.2             Tenant shall pay to Landlord within twenty (20) days of demand and as additional rent in connection with Landlord’s review of the plans and specifications for any Alteration, including, without limitation, the Initial Alterations, the reasonable out-of-pocket expenses incurred by Landlord in connection with such Alteration; provided, however, that in no event shall such out-of-pocket expenses include any supervisory fee to be paid to Landlord.

Section 3.3             Landlord, at Tenant’s expense, and upon the reasonable request of Tenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense not reimbursed by Tenant, including, without limitation, attorneys’ fees and disbursements or suffer any liability in connection therewith.

Section 3.4             With respect to all Alterations, including, without limitation, all repair work and improvements made by Tenant pursuant to the provisions of this Lease, Landlord shall have the right at all times to monitor the performance of an Alteration for compliance with the Alterations Rules and Regulations, Requirements, Rules and Regulations and the terms and conditions of this Article 3. With respect to all Alterations, Landlord shall have the right, on reasonable prior notice to Tenant (which notice may be oral), to inspect the portion of the Building (or the Premises, if applicable) where such work is being performed for purposes of confirming Tenant’s compliance with the Alterations Rules and Regulations, Requirements, Rules and Regulations and the terms and conditions of this Article 3 and Tenant shall reimburse Landlord for the reasonable out-of-pocket expense incurred therefor. If Landlord reasonably determines that any of such Alterations Rules and Regulations, Requirements, Rules and Regulations or terms and conditions are not being complied with in all material respects, Landlord shall notify Tenant of such non-compliance, and if such non-compliance is not corrected (i) within ten (10) days of such notice, or (ii) immediately in cases of emergency or in cases where the safety of people or property is threatened, then Landlord may immediately require the cessation of all work being performed in or around the Premises until such time as Landlord is reasonably satisfied that the applicable Alterations Rules and Regulations, Requirements, Rules and Regulations or terms and conditions will be observed. Landlord’s inspection of any work in or around the Premises shall not be deemed a certification by Landlord of compliance with any applicable Alterations Rules and Regulations, Requirements, Rules and Regulations or terms and conditions, or a waiver by Landlord of its right to require compliance in all material respects with such Alterations Rules and Regulations, Requirements, Rules and Regulations or terms and conditions, nor shall such inspection relieve Tenant from any liabilities relating to such work.

Section 3.5             Anything contained in this Lease to the contrary notwithstanding, Landlord’s consent shall not be required with respect to (a) any Alteration consisting of painting or carpeting or (b) any other Alteration, provided that such other Alterations (i) are not directly visible from the outside of the Building, (ii) do not affect any part of the Building other than the Premises, (iii) do not adversely affect the Building Systems, (iv) do not affect any service required to be furnished by Landlord to Tenant or any other tenant or occupant of the Building or adversely affect the proper functioning of any Building System, (v) do not adversely affect the certificate of occupancy for the Building or the Premises, (vi) do not adversely affect the structural components of the Building, and (vii) the estimated cost of the labor and materials for which shall not exceed $150,000 for any one floor of the Premises, which amount shall be increased on the third (3rd) anniversary of the Commencement Date and annually thereafter by the annual percentage increase, if any, in the Consumer Price Index from that in effect on the date immediately preceding the anniversary of the Commencement Date, either individually or in the aggregate with other Alterations constructed within any twelve (12) month period; provided, however, that at least ten (10) days prior to making any such Alteration, Tenant shall submit to Landlord the plans and specifications for such Alteration, and any such Alteration shall otherwise be performed in compliance with the provisions of this Article 3.

Section 3.6             (A)  On or prior to the Commencement Date, Landlord will provide to Tenant a copy of the existing ACP-5 certificate for the Premises. Upon receipt and approval of the plans and specifications for the Initial Alterations, Landlord shall promptly deliver to Tenant a new ACP-5 certificate for the Premises.

(B)           Landlord represents and warrants that, to the best of its knowledge, as of the date hereof the Premises do not contain any asbestos or asbestos-containing materials. If Tenant, at any time after the Commencement Date, shall uncover or discover any asbestos, asbestos-containing materials or other hazardous materials within the Premises, which asbestos, asbestos-containing materials or other hazardous materials were not placed or caused to be placed in the Premises or such other portion of the Building by Tenant or by Tenant’s employees, agents, contractors or subcontractors, and which are required to be abated by removal, enclosure or encapsulation in accordance with applicable Requirements, Landlord’s sole obligation and liability shall be to promptly commence and diligently proceed to remove, enclose or encapsulate same, at its sole cost and expense (except if the asbestos, asbestos-containing materials, or other hazardous materials were placed or caused to be placed in the Premises or any other portion of the Building by Tenant or its employees, agents, contractors or subcontractors, then such removal, enclosure or \encapsulation shall be performed by Landlord, at Tenant’s sole cost and expense), in accordance with applicable Requirements. Upon such uncovering or discovery of any such asbestos, asbestos-containing materials or other hazardous materials, Tenant shall take all reasonable actions to cooperate with Landlord and its contractor(s) in connection with the removal, enclosure or encapsulation of such asbestos, asbestos-containing materials or other hazardous materials, including, without limitation, Tenant shall immediately vacate the Premises or affected portion thereof, if in the judgment of Landlord and/or Landlord’s AIHA accredited contractor or consultant, it is unsafe for persons to remain in such affected portion of the Premises, and shall cause all of its employees, agents, contractors, subcontractors, mechanics, materialmen, laborers and all other parties to do the same. If Landlord or Landlord’s AIHA accredited contractor or consultant shall determine that Tenant must vacate the Premises or affected portion thereof as aforesaid, Tenant shall have no right to re-enter the Premises or such affected portion until all of such asbestos, asbestos-containing materials or other hazardous materials shall have been removed, enclosed or encapsulated, as aforesaid, by Landlord in accordance with all applicable Requirements. If as a result of the presence of such asbestos, asbestos-containing materials or other hazardous materials or the removal, enclosure or encapsulation thereof as aforesaid Tenant shall be unable to occupy the Premises or any portion thereof to perform the Initial Alterations the Fixed Rent and Escalation Rent payable with respect to the affected area of the Premises shall abate until Tenant shall be able to occupy the affected area of the Premises (or any portion thereof); provided, however, that if Tenant shall be unable to occupy a portion of the Premises as aforesaid for any period prior to the Rent Commencement Date, upon and after the occurrence of the Rent Commencement Date the Fixed Rent and Escalation Rent payable with respect to such area shall be abated for a period equal to the period for which Tenant was unable to occupy such area prior to the Rent Commencement Date, which abatement shall be in addition to any other abatement accruing after the occurrence of the Rent Commencement Date pursuant to this Section 3.6(B). The foregoing shall not constitute an actual or constructive eviction in whole or in part, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

Section 3.7             (A)  Landlord shall contribute an amount not to exceed to Three Hundred Thousand and 00/100 Dollars ($300,000.00) (the “Tenant Fund”), toward the costs of the Initial Alterations.

(B)           Landlord shall disburse a portion of the Tenant Fund to Tenant or directly to such contractor, subcontractor or materialmen as Tenant may direct from time to time, within thirty (30) days after receipt of the items set forth in Section 3.7(E) hereof, provided that on the date of a request and on the date of disbursement from the Tenant Fund no default of which Landlord shall have provided notice to Tenant shall have occurred and be continuing. Upon Tenant’s cure of a default referred to in the preceding sentence and the satisfaction of the other terms and conditions of this Section 3.7(B), Landlord shall disburse the previously requested portion of the Tenant Fund as set forth herein. Disbursements from the Tenant Fund shall not be made more frequently than monthly, and shall be in an amount equal to the aggregate amounts theretofore paid or payable (as certified by an authorized officer of Tenant and Tenant’s independent, licensed architect) to Tenant’s contractors, subcontractors and materialmen (which amounts shall have not been the subject of a previous disbursement from the Tenant Fund).

(C)           Landlord’s obligation to make disbursements from the Tenant Fund shall be subject to Landlord’s verification of the total cost of the Initial Alterations as estimated by Tenant’s independent licensed architect and receipt of: (a) a request for such disbursement from Tenant signed by an authorized officer of Tenant, together with the certification required by Section 3.7(B) hereof, (b) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with the applicable Initial Alterations and incorporated in the Premises which are to be paid from the requested disbursement or which have been paid by Tenant and for which Tenant is seeking reimbursement, (c) work orders, change orders and other materials relating to the work or materials which are the subject of the requested disbursement or reimbursement, (d) a certificate of Tenant’s independent licensed architect stating that, in his opinion, the portion of the Initial Alterations theretofore completed and for which the disbursement is requested was completed substantially in accordance with the final detailed plans and specifications for such Initial Alterations, as approved by Landlord, and (e) waivers of lien from all contractors, subcontractors and materialmen who have performed work, or furnished materials in connection with the Initial Alterations which were either paid or were the subject of any previously requested disbursement.

(D)          In no event shall the aggregate amount paid by Landlord to Tenant or its contractor, subcontractor, or materialmen under this Section 3.7 exceed the amount of the Tenant Fund. Upon the completion of the Initial Alterations and satisfaction of the conditions set forth in Section 3.7(E) hereof, any amount of the Tenant Fund which has not been previously disbursed shall, at Landlord’s option, either (i) be paid to Tenant or (ii) be applied as a credit against the next installment of Fixed Rent becoming due and payable. Upon the disbursement of the entire Tenant Fund, Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Tenant Fund to Tenant or Tenant’s contractor, subcontractors or materialmen. Tenant shall complete, at its sole cost and expense, the Initial Alterations, whether or not the Tenant Fund is sufficient to fund such completion. Any costs to complete the Initial Alterations in excess of the Tenant Fund shall be the sole responsibility and obligation of the Tenant.

(E)           Within forty-five (45) days after completion of the Initial Alterations, Tenant shall deliver to Landlord general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Initial Alterations and the materials furnished in connection therewith, and a certificate from Tenant’s independent licensed architect certifying that (i) in his opinion the Initial Alterations have been completed substantially in accordance with the final detailed plans and specifications for such Initial Alterations as approved by Landlord and (ii) all contractors, subcontractors and materialmen have been paid for the Initial Alterations and materials furnished through such date. Notwithstanding the foregoing, Tenant shall not be required to deliver to Landlord any general release or waiver of lien if Tenant shall be disputing in good faith the payment which would otherwise entitle Tenant to such release or waiver, provided that Tenant shall keep Landlord advised in a timely fashion of the status of such dispute and the basis therefor and Tenant shall deliver to Landlord the general release or waiver of lien when the dispute is settled. Nothing contained in this Section, however, shall relieve Tenant from complying with the provisions of Section 3.1(E) hereof.

ARTICLE 4

REPAIRS-FLOOR LOAD

Section 4.1             Landlord shall make all necessary repairs and replacements (both structural and non-structural) to the Building Systems and the public portions of the Building and the structural portions of the Premises, both exterior and interior, as well as latent defects in the Building and the Premises and the structural components of the Premises, and shall operate and maintain the Building in conformance with standards applicable to comparable first-class office buildings in Manhattan. Tenant, at Tenant’s sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein and make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, except for (i) reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Articles 10 and 11 hereof and (ii) damage caused by the negligence or willful misconduct of Landlord or Landlord’s employees, agents, contractors or designees. Notwithstanding the foregoing, (a) all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from the negligence or willful misconduct of, or Alterations made by, Tenant, Tenant’s agents, employees, contractors, subcontractors or materialmen, and not covered by Landlord’s insurance policies and any waiver of subrogation in favor of Tenant thereon, shall be repaired at Tenant’s sole reasonable cost and expense, either by Tenant to the reasonable satisfaction of Landlord (if the required repairs are nonstructural in nature and do not affect any Building System) or by Landlord (if the required repairs are structural in nature or affect any Building System) and (b) all damage or injury to the Premises (other than Alterations) or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from the negligence or willful misconduct of Landlord, Landlord’s agents, employees, contractors, subcontractors or materialmen, and not covered by Tenant’s insurance policies and any waiver of subrogation in favor of Landlord thereon, shall be repaired by Landlord at Landlord’s sole reasonable cost and expense. Tenant also shall repair all damage to the Building and the Premises to the extent caused by the installation or the moving of Tenant’s Property. All the aforesaid repairs shall be of first quality and class consistent with first class office building work or construction and shall be made in accordance with the provisions of Article 3 hereof. If (i) Tenant fails after ten (10) days’ notice (or such shorter period (but in no event less than five (5) days or such shorter period as may be required due to an emergency) as Landlord may be permitted pursuant to any Superior Lease or Mortgage) to proceed with due diligence to make repairs required to be made by Tenant, and (ii) such repairs shall affect (A) a portion of the Building outside the Premises or (B) the Premises and the failure to perform such repair within the Premises may (x) cause a default under any Mortgage or Superior Lease, (y) adversely affect Landlord’s ability to maintain and operate the Building in accordance with the terms hereof, or (z) cause imminent danger to persons or property, the same may be made by Landlord at the reasonable expense of Tenant, and the reasonable out-of-pocket expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate from the time the expense was incurred, shall be forthwith paid to Landlord as additional rent within twenty (20) days after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice after discovery by Tenant of any defective condition in any Building System, located in, servicing or passing through the Premises; provided, however, that the failure to give such notice shall not constitute a default under this Lease or vitiate any of Landlord’s repair obligations as set forth in this Lease.

Section 4.2             Tenant shall not place a load upon any floor of the Premises exceeding fifty (50) pounds per square foot “live load” unless such increased load shall otherwise be permitted by all applicable Requirements and the Certificate of Occupancy (as hereinafter defined, as the same may be modified or amended). Tenant shall not move any safe, heavy machines or machinery, heavy equipment, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent shall not be unreasonably withheld or delayed. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, Tenant shall employ only persons holding a Master Rigger’s license to do said work. All work in connection therewith shall comply with the Requirements, and shall be done during such hours as Landlord may reasonably designate. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance, other than a de minimis amount thereof. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof; provided, however, that, except as otherwise provided in Section 14.3 hereof, the foregoing shall not prevent Tenant from seeking specific performance of Landlord’s obligations under this Article 4 in the event Landlord fails to perform such obligations.

Section 4.3             Subject to the provisions of Section 4.4 hereof and except as otherwise provided in this Lease, Landlord or Landlord’s employees, agents, contractors or designees shall have the right (x) to enter the Premises at all reasonable times (except in the case of an emergency, in which case at any time) upon reasonable prior notice (except in case of an emergency, which notice may be oral) and subject to Tenant’s right to have a representative present, without the same constituting (i) a breach by Landlord of any provisions of this Lease, (ii) a breach of Tenant’s quiet enjoyment, (iii) an actual or constructive eviction, or (iv) a release of Tenant’s obligations to pay Fixed Rent, Escalation Rent, or any items of Rental, and without incurring any liability to Tenant therefor, to repair, change or otherwise alter the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other space within the Building other than the Premises and (y) to change the name, number or designation by which the Building is commonly known, provided any such repair, change or alteration (a) does not unreasonably deprive Tenant of reasonable access to the Building or the Premises, or (b) does not reduce the rentable area (except by a de minimis amount) of the Premises. Subject to the release and waiver of subrogation provisions as more particularly described in Section 10.5 hereof, Landlord, at its expense, shall promptly repair any damage to the Premises and Tenant’s Alterations caused by Landlord in its performance of any such repair, change or alteration. All parts (except surfaces facing the interior of the Premises) of all floors, ceilings, walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, all roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, Building stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities) are not part of the Premises, and Landlord shall have the use thereof, as well as reasonable access thereto through the Premises in accordance with the terms and conditions of this Section 4.3 for the purposes of operation, maintenance, alteration and repair. Notwithstanding the foregoing, Tenant shall have access to the electrical and telephone closets located on the same floor in the Building as the Premises, subject to Landlord’s reasonable consent and the terms and conditions of this Agreement.

Section 4.4             Landlord shall use its reasonable efforts to minimize interference with Tenant’s access to the Building and the Premises and enjoyment, use and occupancy of the Premises in making any repairs, alterations, additions or improvements and to perform and complete such repairs, alterations, additions or improvements with due diligence; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense, shall employ contractors or labor at so-called overtime or other premium pay rates (without reimbursement from Tenant except to the extent such reimbursement shall otherwise be an Operating Expense hereunder) if necessary to make any repair required to be made by it hereunder to remedy any condition that either (i) results in a denial of reasonable access to, or use of, any material portion of the Premises or (ii) adversely affects Tenant’s use and occupancy of the Premises, or (iii) threatens the health or safety of any occupant of the Premises or (iv) except in the case of fire or other casualty, materially interferes with Tenant’s ability to conduct business in the Premises. In all other cases, at Tenant’s request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates (without reimbursement from Tenant except to the extent such reimbursement shall otherwise be an Operating Expense hereunder) and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord, as additional rent, within ten (10) Business Days after demand, an amount equal to the difference between (i) the overtime or other premium pay rates, including all fringe benefits and other elements of such pay rates, and (ii) the regular pay rates for such labor, including all fringe benefits and other elements of such pay rates. If more than one tenant of the Building, including Tenant, shall request that Landlord employ contractors or labor at so-called overtime or other premium pay rates relating to the same work for which Tenant is chargeable, then Tenant shall only be charged for a proportionate share of such overtime costs and expenses, which apportionment shall be based on the amount of overtime work requested by such parties.

ARTICLE 5

WINDOW CLEANING

Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

ARTICLE 6

REQUIREMENTS OF LAW

Section 6.1             (A)  Tenant, at its sole expense, shall comply with all Requirements, including, without limitation, ADA, applicable to the manner of use of the Premises by Tenant, the making of Alterations therein or the result of the making thereof and those applicable by reason of the nature or type of business conducted in, or manner of use by Tenant of, the Premises. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with a standard Insurance Services Office all-risk insurance policy; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, the Insurance Services Office or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner (as opposed to mere use as general “offices”) which specifically because of such use shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect on the Commencement Date. If by reason of Tenant’s failure to comply with the provisions of this Article, the fire insurance rate shall be higher than it otherwise would be, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement within ten (10) days of demand by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of rates for the Building or the Premises issued by the Insurance Services Office, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building.

(B)           Landlord, at its sole cost and expense (but subject to recoupment as provided in Article 27 hereof), shall comply with all other Requirements applicable to the Premises and the Building, other than those Requirements which Tenant or other tenants or occupants of the Building shall be required to comply with, subject to Landlord’s right to contest the applicability or legality thereof. Landlord hereby represents that, to its knowledge, as of the date hereof the Building is in compliance with all Requirements as to which non-compliance would result in a material adverse effect upon Tenant’s right to occupy and use the Premises for the uses expressly permitted pursuant to Article 2 hereof. If any violation of any Requirement which Landlord is obligated to comply with pursuant to the terms hereof shall materially delay or prevent the performance of an Alteration, including obtaining any permits in connection therewith, Tenant shall notify Landlord of same, which notice shall include a detailed description of the delay or prevention caused by such non-compliance and a detailed description of the aspect of such Alteration subject to such delay or prevention. No such delay or prevention shall be deemed to have occurred until Landlord’s receipt of the aforesaid notice. Any such delay or prevention shall end on the earlier of Landlord’s compliance with such Requirement or the date that Tenant shall perform the aspect of such Alteration that was the subject of such delay or prevention. If Tenant shall be delayed as aforesaid, Landlord shall promptly commence and diligently prosecute to completion the cure and removal of such violation.

Section 6.2             Tenant, at its sole cost and expense and after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement with which Tenant is required to comply under the terms of this Lease provided that (a) Landlord (or any Indemnitee) shall not be subject to imprisonment or to prosecution for a crime, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended by reason of non-compliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitee may be subject to any civil fines or penalties or other criminal penalties or if Landlord may be liable to any independent third party as a result of such noncompliance, Tenant shall furnish to Landlord either (i) a bond of a surety company reasonably satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount at least equal to one hundred twenty percent (120%) of the sum of (A) the cost of such compliance, (B) the criminal or civil penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord) and (C) the amount of such liability to independent third parties (as reasonably estimated by Landlord), and shall indemnify Landlord (and any Indemnitee) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance (except that Tenant shall not be required to furnish such bond to Landlord if it has otherwise furnished any similar bond required by law to the appropriate Governmental Authority and has named Landlord as a beneficiary thereunder) or (ii) other security reasonably satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease the provisions of which Tenant shall have been previously notified, or if such Superior Lease or Mortgage shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Without limiting the applicability of the foregoing, Landlord (or any Indemnitee) shall be deemed subject to prosecution for a crime if Landlord (or any Indemnitee), a Lessor, a Mortgagee or any of their officers, directors, partners, shareholders, agents or employees is charged with a crime of any kind whatsoever (by reason of Tenant’s non-compliance) unless such charges are withdrawn twenty (20) days before Landlord (or any Indemnitee), such Lessor or such Mortgagee or such officer, director, partner, shareholder, agent or employee, as the case may be, is required to plead or answer thereto.

ARTICLE 7

SUBORDINATION

Section 7.1             Landlord hereby represents and warrants that as of the date hereof, the only Mortgagee is The Chase Manhattan Bank (the “Existing Mortgagee”) and there is no Lessor. The Mortgage which affects the Real Property as of the date hereof shall be subject and subordinate in all respects to this Lease and all rights of Tenant hereunder and all renewals, amendments, extensions, supplements, modifications, consolidations and replacements of such Mortgage (collectively, the “Existing Mortgage”). Landlord further represents that the provision of such Mortgage subordinating such Mortgage to this Lease is self-operative and no further instrument of subordination shall be required to make the interest of Tenant hereunder superior to the present Mortgage. This Lease shall be subject and subordinate to each and every Superior Lease and to each and every Mortgage hereafter affecting the Real Property or any Superior Lease, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder provided, however, that any future Mortgagee or Lessor shall execute and deliver to Tenant an agreement in a form reasonably satisfactory to Tenant to the effect that, if there shall be a foreclosure of its Mortgage or termination of a Superior Lease, such Mortgagee or Lessor will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant’s possession under this Lease, or terminate or disturb Tenant’s leasehold estate or rights hereunder provided no Event of Default has occurred and is continuing hereunder, and such agreement may contain in substance the provisions set forth in Section 7.2 (1) through (7), except that such provisions set forth in Section 7.2 (1) through (7) may be reasonably modified from time to time to the extent such changes are consistent with the form of nondisturbance agreements then customarily used in connection with first class office buildings in midtown Manhattan for similar tenants (any such agreement, or any agreement of similar import, from a Mortgagee or Lessor, being hereinafter called a “Nondisturbance Agreement”). Any Superior Lease to which this Lease is subordinate will not vitiate the rights of Tenant hereunder or impose additional obligations other than to a de minimis extent upon Tenant. This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder, however, Tenant shall execute and deliver promptly any certificate or agreement in form and substance reasonably acceptable to Tenant that Landlord may request in confirmation of such subordination. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease that do not increase the monetary obligations of Tenant under this Lease, change the Term or diminish the size of the Premises other than to a de minimis extent, increase Tenant’s other obligations other than to a de minimis extent, adversely affect the rights or obligations of Tenant under this Lease other than to a de minimis extent, or decrease Landlord’s obligations under this Lease other than to a de minimis extent, Tenant shall make such modifications.

Section 7.2             If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee (other than the Existing Mortgagee pursuant to the Existing Mortgagee) comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage (other than the Existing Mortgage) or the granting of a deed in lieu of foreclosure (other than in connection with the Existing Mortgage), upon the then executory terms and conditions of this Lease, subject to the provisions of any Nondisturbance Agreement then in effect, the provisions of Section 7.1 hereof, and this Section 7.2, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises and provided further that such owner, Lessor or Mortgagee, as the case may be, or anyone claiming by, through or under such owner, Lessor or Mortgagee, as the case may be, including a purchaser at a foreclosure sale, shall not be:

(1)           liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord) except to the extent that any act or omission of such prior landlord shall continue after such Lessor or Mortgagee shall become Landlord hereunder but only to the extent of any liability arising from and after the date such Lessor or Mortgagee becomes Landlord hereunder, or

(2)           subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord), or

(3)           bound by any payment of Rental which Tenant may have made to any prior landlord (including, without limitation, the then defaulting landlord) more than thirty (30) days in advance of the date upon which such payment was due, or

(4)           bound by any obligation to make any payment to or on behalf of Tenant, or

(5)           bound by any obligation to perform any work or to make improvements to the Premises, except for (i) repairs and maintenance pursuant to the provisions of Article 4, the need for which repairs and maintenance first arises after the date upon which such owner, Lessor, or Mortgagee shall be entitled to possession of the Premises, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 10 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner, Lessor or Mortgagee, and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 11 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner, Lessor or Mortgagee, or

(6)           bound by any amendment or modification of this Lease made without its consent, provided that Tenant shall have had notice that such consent was required for such amendment or modification, or

(7)           bound to return Tenant’s security deposit, if any, until such deposit has come into its actual possession and Tenant would be entitled to such security deposit pursuant to the terms of this Lease.

Except to the extent otherwise provided in this Lease or any Nondisturbance Agreement in effect, this Lease shall not terminate by reason of the termination of any Superior Lease without the prior written consent of the Mortgagee of the Mortgage which is a first mortgage on Landlord’s interest in the Real Property. The provisions of this Section 7.2 shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, within ten (10) days after demand of any such owner, Lessor or Mortgagee from whom Tenant shall have received a Nondisturbance Agreement (unless such Mortgagee shall be the Mortgagee under the Mortgage affecting the Real Property as of the date hereof), shall execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 7.2, reasonably satisfactory to any such owner, Lessor or Mortgagee, and acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 7.2 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee pursuant to the terms and conditions of this Lease.

Section 7.3             If requested by any Mortgagee (other than the Mortgagee under the Mortgage affecting the Real Property as of the date hereof), any Lessor or Landlord, Tenant agrees to promptly execute and deliver at its own cost and expense a Nondisturbance Agreement to evidence such subordination.

Section 7.4             (A)  From time to time, within fifteen (15) days next following request by Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord, such Mortgagee or such Lessor a written statement executed by Tenant, in form reasonably satisfactory to Landlord, such Mortgagee or such Lessor (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, additional rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) as to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 7.4(a) may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or by an assignee of any mortgagee, or by any Lessor.

(B)           From time to time, within fifteen (15) days next following request by Tenant, Landlord shall deliver to Tenant or any other party designated in writing by Tenant a written statement executed by Landlord, in form reasonably satisfactory to Tenant, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, additional rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of Landlord, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (4) as to any other matters reasonably requested by Tenant. Landlord acknowledges that any such statement delivered pursuant to this Section 7.4(B) may be relied on by permitted subtenants and assignees of Tenant and purchasers of, or successors to, Tenant or any other party designated in writing by Tenant pursuant to the provisions of Section 12.4 hereof.

Section 7.5             As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Lessors and Mortgagees from whom Tenant shall have received a Nondisturbance Agreement (which notice may be delivered simultaneously with the delivery of notice of such act or omission to Landlord) and, if any such Lessor or Mortgagee, as the case may be, shall have notified Tenant in writing within thirty (30) Business Days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time (but in no event more than ninety (90) days) shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall, if they have advised Tenant that they intended to do so, have the right, but not the obligation, to remedy such act or omission; provided, however, that in no event shall the provisions of this Section 7.5 be construed to limit the termination rights granted to Tenant pursuant to Article 10 and Article 11 of this Lease, except to the extent that the time periods set forth therein with respect to Landlord’s obligations to perform shall be extended by the time periods set forth in this Section 7.5. As of the date of this Lease, the address for the Existing Mortgagee is One Chase Manhattan Plaza, New York, New York 10005.

Section 7.6             Tenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Real Property including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is defined in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Real Property, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Real Property; provided, however, that no such zoning lot merger or transfer of development rights shall (a) increase Tenant’s monetary obligations under this Lease, including, without limitation, Tenant’s obligations under Article 27 except to the extent that Taxes may increase in connection with, or as a result of, such zoning lot merger or transfer of development rights (unless such increase in Taxes shall be in connection with, or the result of, any alteration or improvement being performed to the Building which increases the rentable area of the Building) or (b) increase Tenant’s other obligations or affect Tenant’s other rights under this Lease, including, without limitation, Tenant’s ability to use the Premises (and the Building) for the uses permitted by, and subject to, the terms and conditions of this Lease. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request.

ARTICLE 8

RULES AND REGULATIONS

Tenant and Tenant’s contractors, employees, agents, visitors and licensees shall comply with the Rules and Regulations and the Alterations Rules and Regulations. If Tenant disputes the reasonableness of any additional Rule or Regulation or Alterations Rule or Regulation hereafter adopted by Landlord, the dispute shall be determined by arbitration in the

City of New York in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. Any such determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation or Alterations Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice upon Landlord within thirty (30) days after receipt by Tenant of notice of the adoption of any such additional Rule or Regulation or Alterations Rule or Regulation. The costs of such arbitration shall be paid by the unsuccessful party. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or Alterations Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, except that Landlord shall not enforce any Rule or Regulation or Alterations Rule or Regulation against Tenant which Landlord shall not then be enforcing against all other office tenants in the Building. No additional rule or regulation adopted by Landlord shall increase Tenant’s monetary obligations hereunder other than by a de minimis amount or materially reduce Tenant’s rights, or reduce Landlord’s obligations under this Lease or interfere with Tenant’s permitted use hereunder (other than to a de minimis extent). In the event of a conflict or inconsistency between this Lease and the Rules and Regulations or Alterations Rules and Regulations, the terms of this Lease shall be deemed to control.

ARTICLE 9

INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

Section 9.1             (A)  Any Building employee to whom any property shall be affirmatively and voluntarily entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others so entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise, except as may arise from the negligence or willful misconduct of Landlord, its agents or employees.

(B)           Except as expressly provided in this Lease, neither Landlord nor its agents shall be liable (i) for any injury or damage to persons or property, or interruption of Tenant’s business, resulting from fire or other casualty, (ii) for any such injury or damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work other than by Landlord or its agents or employees, nor (iii) for any latent defect in the Premises or in the Building (except to the extent Landlord shall be required to repair same pursuant to Article 4 hereof). Anything in this Article 9 to the contrary notwithstanding, except as set forth in Articles 4, 10, 13, 28 and 35 of this Lease and otherwise as expressly provided herein, Landlord shall not be relieved from responsibility directly to Tenant for any loss or damage caused to Tenant wholly or in part by the willful or negligent acts or omissions of Landlord or Landlord’s employees, agents, contractors or designees. Nothing in the foregoing shall affect any right of Landlord or Tenant under Article 35 hereof in order to recoup for payments made to compensate for losses of third parties.

(C)           Subject to the provisions of Section 4.4 hereof, if at any time any windows of the Premises are temporarily closed, darkened or bricked-up by reason of repairs,

maintenance, alterations or improvements to the Building or due to any Requirement, or any of such windows are permanently closed, darkened or bricked up due to any Requirement, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or any other item of Rental nor shall the same release Tenant from its obligations hereunder or constitute an eviction.

(D)          Tenant shall, as soon as practicable, notify Landlord of any fire or accident in the Premises.

Section 9.2             Tenant shall obtain and keep in full force and effect (i) an “all risk” insurance policy for Tenant’s Alterations and Tenant’s Property at the Premises, and (ii) a policy of comprehensive general public liability and property damage insurance on an occurrence basis with a broad form contractual liability endorsement. Such policies shall provide that Tenant is named as the insured. Landlord, Landlord’s managing agent and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) shall be added as additional insureds, as their respective interests may appear. To the extent obtainable by Tenant at commercially reasonable rates, such policy with respect to clause (ii) above shall include a provision under which the insurer agrees to indemnify and hold Landlord, Landlord’s managing agent, and such Lessors and Mortgagees harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Article 35. In addition, the policy required to be carried pursuant to clause (ii) above shall contain a provision that the policy shall be non-cancelable and non-modifiable with respect to Landlord, such managing agent, and such Lessors and Mortgagees (whose names and addresses shall have been furnished to Tenant) unless thirty (30) days’ written notice shall have been given to Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds. In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under such policy of insurance, Tenant shall immediately deliver to Landlord and any other additional insureds thereunder a copy of such notice. The minimum limits of liability under the policy of insurance required to be carried pursuant to clause (ii) above shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000 for injury (or death) to persons and damage to property, which amount shall be increased from time to time (but not more frequently than once in any three (3) year period, unless otherwise required by any Mortgage or Superior Lease) to that amount of insurance which is then being customarily required of similarly situated office tenants by prudent landlords of first-class non-institutional office buildings in New York City. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of “A” and a financial rating of at least “13.” Any insurance maintained by Tenant pursuant to this Section 9.2 may be evidenced by blanket or umbrella insurance policies covering the Premises and other properties or assets of Tenant.

Section 9.3             Landlord shall obtain and keep in full force and effect (i) insurance against loss or damage by fire and other casualty to the Building as may be insurable under then available standard forms of “all-risk” insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof or in such lesser amount as will avoid co-insurance (including an “agreed amount” endorsement) and (ii) commercial general liability insurance in the amount which in Landlord’s reasonable judgment is then being customarily obtained by prudent landlords of first-class non-institutional office buildings in New York City. Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any inability to insure or failure to replace or restore any Alterations unless Tenant shall have notified Landlord of the completion of such Alterations and of the cost thereof and delivered to Landlord final “as built” plans and specifications of such Alterations, and shall maintain adequate records with respect to such Alterations to facilitate the adjustment of any insurance claims with respect thereto. Tenant shall cooperate with Landlord and Landlord’s insurance companies in the adjustment of any claims for any damage to the Building or such Alterations.

Section 9.4             On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance including evidence of waivers of subrogation required pursuant to Section 10.5, required to be carried by Tenant pursuant to this Article 9. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least thirty (30) days prior to the expiration of such policy, and a copy of such replacement policy or certificates thereof shall be delivered by Tenant to Landlord upon request.

ARTICLE 10

DESTRUCTION-FIRE OR OTHER CAUSE

Section 10.1           (A)  If the Premises (including the Alterations) shall be damaged by fire or other casualty, upon notice thereof to Landlord the damage to the Premises, but excluding damage to the Alterations and Tenant’s Property, shall be diligently repaired by and at the expense of Landlord to substantially the condition prior to the damage, with such modifications as shall be required in order to comply with Requirements, and from the date of such damage until the later of (i) such repairs by Landlord as are required pursuant to this Section 10.1(A) shall be substantially completed (of which substantial completion Landlord shall promptly notify Tenant) or (ii) the earlier of (x) substantial completion by Tenant of such repairs to Alterations or Tenant’s Property to substantially the condition prior to such damage, provided that Tenant shall promptly commence and diligently pursue such repairs or (y) ninety (90) days after Landlord shall have delivered notice of substantial completion of Landlord’s repairs as set forth in item (i) above, the Fixed Rent, Escalation Rent and Space Factor shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant (and not actually used by Tenant for purposes of conducting Tenant’s normal business operations), bears to the total area of the Premises. Tenant shall reasonably cooperate with Landlord without any material expense to Tenant in connection with the making of such repairs, including, without limitation, the making or settlement of any insurance claims. Landlord shall have no obligation to repair any damage to, or to replace, any Alterations or Tenant’s Property. Landlord shall comply with the provisions of Section 4.4 hereof in making any repairs pursuant to this Section.

(B)           Prior to the substantial completion of any such repair, Landlord shall provide Tenant and Tenant’s contractor, subcontractors and materialmen access to the Premises to perform Alterations, on the following terms and conditions (but not to occupy the same for the conduct of business):

(1)           Tenant shall not commence work in any portion of the Premises until the date specified in a notice (which notice shall be delivered not later than ten (10) days prior to the date specified therein) from Landlord to Tenant stating that the repairs required to be made by Landlord have been or will be completed to the extent reasonably necessary, in Landlord’s reasonable discretion, to permit the commencement of the Alterations then prudent to be performed in accordance with good construction practice in the portion in question without interference with, and consistent with the performance of, the repairs remaining to be performed;

(2)           Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease, except that there shall be no obligation on the part of Tenant solely because of such access to pay any Fixed Rent, Escalation Rent, or the Electricity Additional Rent, with respect to the affected portion of the Premises for any period prior to substantial completion of the repairs required to be made by Landlord hereunder; and

(3)           It is expressly understood that if after 3 days notice to Tenant (or such longer period as shall be reasonably required under the circumstances) to discontinue the performance of Tenant’s Alterations or comply with Landlord’s reasonable requirements in connection with such performance, Landlord shall be prevented from substantially completing the repairs due to any acts of Tenant, its agents, servants, employees or contractors, including without limitation by reason of the performance of any Alteration, by reason of Tenant’s failure or refusal to comply or to cause its architects, engineers, designers and contractors to comply with any of Tenant’s obligations described or referred to in this Lease, or if such repairs are not completed, because under good construction scheduling practice such repairs should be performed after completion of any Alteration, then such work shall be deemed substantially complete on the date when the work would have been substantially complete but for such delay and the expiration of the abatement of the Tenant’s obligations hereunder shall not be postponed by reason of such delay. Any additional reasonable and necessary costs to Landlord to complete any work occasioned by such delay shall be paid by Tenant to Landlord within ten (10) days after demand, as additional rent.

Section 10.2           Anything contained in Section 10.1 to the contrary notwithstanding, if the Building shall be so damaged by fire or other casualty that, in Landlord’s reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then Landlord, at Landlord’s option, may, not later than sixty (60) days following the damage, give Tenant a notice in writing terminating this Lease, provided that (a) Landlord may not terminate this Lease unless it shall elect to terminate leases (including this Lease), affecting at least seventy-five percent (75%) of the rentable area of the Building and (b) in the event such casualty does not affect the Premises, Landlord shall only have the right to terminate this Lease if Landlord shall also elect to terminate all leases (including this Lease) affecting the office portion of the Building. If Landlord elects to terminate this Lease, the Term shall expire upon a date set by Landlord, but not sooner than the thirtieth (30th) day after such notice is given, unless sooner if required by any Requirement or any insurance requirement, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof; provided, however, that if Landlord shall so terminate this Lease pursuant to this Section 10.2, Tenant shall have no obligation to repair or restore the Premises pursuant to

Article 3 or Article 20 of this Lease. Upon the termination of this Lease under the conditions provided for in this Section 10.2, Tenant’s liability for Fixed Rent and Escalation Rent and additional rent shall cease and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be promptly refunded by Landlord to Tenant.

Section 10.3           (A)  Within sixty (60) days after notice to Landlord of any damage described in Section 10.1 hereof, Landlord shall deliver to Tenant a statement prepared by a reputable independent contractor setting forth such contractor’s good faith estimate as to the time required to repair such damage, exclusive of time required to repair any Alterations (the “Estimated Completion Time”). If (i) the Estimated Completion Time shall be more than two hundred seventy (270) days, or (ii) the repair of such damage shall not be substantially complete within ninety (90) days after the expiration of the Estimated Completion Time (plus up to sixty (60) days beyond such ninety (90) day period in the event of the occurrence of any Unavoidable Delays affecting the performance of such repairs), Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following the occurrence of the date set forth in clause (i) or (ii) above which gave rise to such termination right. If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant (or such shorter period as required by any applicable Requirement or Landlord’s insurance carrier), and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof.

(B)           Notwithstanding the foregoing, if the Premises shall be substantially damaged during the last year of the initial Term or any renewal term, Landlord or Tenant may elect by notice, given within thirty (30) days after the occurrence of such damage, to terminate this Lease and if either party makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by such party and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. Except as set forth in this Section 10.3, Tenant shall have no other options to cancel this Lease under this Article 10. For purposes of this Section 10.3(B) only, “substantially damaged” shall mean damage to twenty-five percent (25%) or more of the rentable area of the Premises.

Section 10.4           This Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.

Section 10.5           The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), each party shall advise the other of the amount of any such additional premium and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party’s agreement to name the other party as an additional insured shall be satisfied. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant’s Property or Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant’s business.

ARTICLE 11

EMINENT DOMAIN

Section 11.1           If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property and not the entire Premises shall be so acquired or condemned then, (1) except as hereinafter provided in this Section 11.1, this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and the Space Factor shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation and Tenant’s Share shall be redetermined based upon the proportion in which the ratio between the rentable area of the Premises remaining after such acquisition or condemnation bears to the rentable area of the Building remaining after such acquisition or condemnation; (2) if the Premises shall be affected thereby, Landlord, at Landlord’s option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a ninety (90) days’ notice of termination of this Lease if Landlord shall elect to terminate leases (including this Lease), affecting at least fifty percent (50%) of the rentable area of the Building; (3) if at least fifty percent (50%) of the Building, but not the Premises, shall have been affected thereby, Landlord, at Landlord’s option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a ninety (90) days’ notice of termination of this Lease if Landlord shall elect to terminate leases (including this Lease), affecting at least seventy-five percent (75%) of the rentable area of the Building; and (4) if the part of the Real Property so acquired or condemned shall contain more than fifteen percent (15%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises or if, in Tenant’s reasonable opinion, the portion of the Premises remaining shall be inadequate for Tenant to conduct its business at the Premises or if a temporary taking of the Premises is in excess of one hundred eighty (180) days, Tenant, at Tenant’s option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days’ notice of termination of this Lease. If any such thirty (30) days’ notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this Section 11.1, Landlord, at Landlord’s expense, shall restore that part of the Premises not so acquired or condemned and any Alterations affected thereby to a self-contained rental unit to a condition similar to that on the Commencement Date exclusive of Tenant’s Alterations. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 11.1, the Fixed Rent, Escalation Rent and Additional Rent shall be apportioned as of the earlier of (i) the date of sooner termination or (ii) vesting of title, and any prepaid portion of Fixed Rent, Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 11.2           In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 11.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property included in such taking, and for any moving expenses, provided that same does not reduce any award or payment to Landlord.

Section 11.3           If the whole or any part of the Premises shall be acquired or condemned temporarily (not to exceed one hundred eighty (180) days) during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:

(i)            if the acquisition or condemnation is for a period not extending beyond the Term and if such award or payment is made less frequently than in monthly installments, the same shall be paid to and held by Landlord as a fund which Landlord shall apply from time to time to the Rental payable by Tenant hereunder, except that, if by reason of such acquisition or condemnation changes or alterations are required to be made to the Premises which would necessitate an expenditure to restore the Premises, then a portion of such award or payment reasonably considered by Landlord as appropriate to cover the expenses of the restoration shall be retained by Landlord, without application as aforesaid, and applied toward the restoration of the Premises as provided in Section 11.1 hereof; or

(ii)           if the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and

Tenant as of the Expiration Date; Tenant’s share thereof, if paid less frequently than in monthly installments, shall be paid to Landlord and applied in accordance with the provisions of clause (i) above, provided, however, that the amount of any award or payment allowed or retained for restoration of the Premises shall remain the property of Landlord if this Lease shall expire prior to the restoration of the Premises.

ARTICLE 12

ASSIGNMENT SUBLETTING MORTGAGE, ETC.

Section 12.1           (A)  Except as expressly permitted herein, Tenant, without the prior consent of Landlord in each instance, shall not (a) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise), mortgage or encumber its interest in this Lease, in whole or in part, (b) sublet, or permit the subletting of the Premises or any part thereof, or (c) permit the Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant.

(B)           If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, if permitted by applicable law, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. If permitted by applicable law, any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

Section 12.2           If Tenant’s interest in this Lease is assigned in violation of the provisions of this Article 12, such assignment shall be void and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy which amount, to the extent actually received by Landlord, shall be credited against the Rental payable for such period. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article 12, Landlord, after an Event of Default under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. No such assignment, subletting, occupancy or use, whether with or without Landlord’s prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use to the extent such consent is specifically required by the terms of this Lease. Tenant shall pay to Landlord the reasonable out-of-pocket attorneys’ fees and disbursements incurred by or on behalf of Landlord in connection with any proposed assignment of Tenant’s interest in this Lease or any proposed subletting of the Premises or any part thereof to the extent such consent is specifically required by the terms of this Lease. Neither any assignment of Tenant’s interest in this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of Rental by Landlord from any person other than Tenant as provided in this Section 12.2, nor any application of any such Rental as provided in this Section 12.2 shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant’s part to be observed and performed. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord within thirty (30) days following demand an instrument confirming such assumption. No assignment of this Lease shall relieve Tenant of its obligations hereunder and, subsequent to any assignment, Tenant’s liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance: provided, however, if any subsequent modification or amendment of this Lease made without the consent of Tenant shall increase the obligations or liability of Tenant under this Lease, any prior tenant, including Tenant, shall not be liable to the extent of any such increase, except if any such modification or amendment is made with a Related Entity of Tenant, Tenant shall be bound by such modification or amendment.

Section 12.3           (A)  If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such person, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such person under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. If permitted by applicable law, Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person in connection with the assignment of this Lease.

(B)           The term “adequate assurance of future performance” as used in Section 12.3 of this Lease shall mean that any proposed assignee shall, among other things, (a) deposit with Landlord on the assumption of this Lease the sum of six (6) months of the then Fixed Rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, (b) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of at least six (6) times the then Fixed Rent for each of such three (3) years, and (c) provide such other information or take such action as Landlord, in its reasonable judgment shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

Section 12.4           If, at any time after Tenant may have assigned Tenant’s interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in Paragraph (E) of Section 16.1 hereof, or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said Article 16 based upon any of the Events of Default set forth in such paragraph, Tenant, upon request of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (1) pay to Landlord all Fixed Rent, Escalation Rent and other items of Rental due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (2) as “tenant,” enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant’s rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, and (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all Escalation Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of Article 27 hereof after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Landlord’s request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant as if Tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

Section 12.5           Tenant shall have the privilege subject to the terms and conditions hereinafter set forth, without the consent of Landlord, to assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation, (ii) to a purchaser of all or substantially all of Tenant’s assets or to a purchaser of all or substantially all of Tenant’s stock (provided such purchaser shall have also assumed substantially all of Tenant’s liabilities) or (iii) to a corporation or other entity which shall (1) control, (2) be under the control of, or (3) be under common control with, the originally named Tenant or successor to Tenant pursuant to clauses (i) or (ii) above (the term “control” as used herein shall be deemed to mean ownership (directly or indirectly) of more than 50% of the outstanding voting stock of a corporation, or other majority equity and control interest if Tenant is not a corporation and (any such entity being a “Related Entity”, and in addition, for purposes of this Article 12 only, BNP Paribas and its successors by merger, consolidation or other transaction as described in items (i) and (ii) above, shall be deemed to be a “Related Entity” of the Tenant Named Herein). Tenant may also sublease all or any portion of the Premises to a Related Entity without the consent of Landlord. Any assignment or subletting described above may only be made upon the condition that (a) any such assignee or subtenant shall continue to use the Premises as permitted under Section 2.1 hereof, (b) the principal purpose of such assignment or sublease is not the acquisition of Tenant’s interest in this Lease, and (c) such assignor shall execute and deliver to Landlord an acknowledgement and agreement of Tenant Named Herein’s and any such assignor’s ongoing liability and obligations under this Lease in the form attached hereto as Exhibit “F” (each, an “Acknowledgement and Agreement”). Tenant shall, within ten (10) Business Days after execution thereof, deliver to Landlord (a) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, unless such assignment shall have been made pursuant to clause (A)(i) above, (b) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed from and after the effective date of such assignment, and (c) an Acknowledgement and Agreement duly executed by the assignor. Except as set forth above, either a transfer of a controlling interest in the shares of Tenant (if Tenant is a corporation) or a transfer of a majority of the total interest in Tenant (if Tenant is an entity other than a corporation) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 12, including, without limitation, the requirement that Tenant obtain Landlord’s prior consent thereto. The transfer of shares of Tenant (if Tenant is a corporation) for purposes of this Section 12.4 shall not include the sale of shares by persons other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the “over-the-counter market” or through any recognized stock exchange. Prior to the effective date of such transfer Tenant shall certify that the provisions in the immediately preceding sentence are true and accurate. Any assignment of this Lease or sublet of all or a portion of the Premises pursuant to this Section 12.5 shall not be subject to Landlord’s rights pursuant to Sections 12.6(B), (C), (D), (E) or F, or 12.7, or 12.8(B), (C), (D), (E), (G) hereof or entitle Landlord to any Sublease Profit or Assignment Profit derived therefrom.

Section 12.6

(A)          At such time as Tenant elects to sublease all or any portion of the Premises for which Landlord’s consent is required, Tenant shall submit a statement to Landlord (a “Sublease Statement”) containing the following information:  (a) a description of, and a scale drawing or floor plan identifying, the portion of the Premises to be sublet, (b) the terms and conditions of the proposed subletting including the rent payable, (c) Tenant’s reasonable estimation of the Sublease Rent (as hereinafter defined) to be paid pursuant to such proposed sublease, and (d) any other information that Landlord may reasonably request.

(B)           (1)  In the case of any proposed subletting of all or any portion of the Premises, Landlord shall have the right to sublet (in its own name or that of its designee) such portion of the Premises (the “Recapture Space”) from Tenant on the terms and conditions set forth in Section 12.6(C) below.

(2)           In the case of a proposed subletting of any portion of the Premises for a term which expires not more than twenty-four (24) months prior to the Fixed Expiration Date and as to which Landlord has a right to sublease as provided in Section 12.6(B)(1), in addition to the right set forth in Section 12.6(B)(1) above, Landlord shall also have the option to terminate this Lease as to such portion of the Premises proposed to be sublet on the terms set forth in Section 12.6(E) below.

(3)           Landlord shall exercise one of its options under this Section 12.6(B), if at all, by notice given to Tenant within forty-five (45) days (such date, the “Sublease First Decision Date”) after receipt of a Sublease Statement. If Landlord shall fail to notify Tenant of Landlord’s intention to exercise its rights pursuant to this Section 12.6(B), Tenant shall be free to sublease that portion of the Premises at a net economic rental equal to at least ninety-two and one-half percent (92.5%) of the net economic rental set forth in the Sublease Statement, subject to the terms and conditions of this Lease, including Section 12.6(E). If Tenant shall not enter into such sublease within twelve (12) months after the delivery of the Sublease Term Sheet to Landlord, then the provisions of Section 12.1 and this Section 12.6 shall again be applicable to any other proposed subletting for which Landlord’s consent is required. If Tenant shall enter into such sublease within the twelve (12) month as aforesaid, Tenant shall deliver a true, complete and fully executed counterpart of such sublease to Landlord within five (5) days after execution thereof.

(4)           If Landlord shall not exercise its rights pursuant to this Section 12.6(B) and Tenant during the next twelve (12) months shall not be able to sublease at a net economic rental equal to at least 92.5% of the net economic rental set forth in the Sublease Statement as to the applicable space, Tenant shall have the right to submit to Landlord an executed bona fide term sheet with a prospective subtenant (the “Sublease Term Sheet”) setting forth the lower net economic rent. In such event, Landlord shall again have the recapture and termination rights set forth in Sections 12(B)(1) and (2) above, which rights shall be exercisable by notice to Tenant within thirty (30) days (such date, the “Sublease Second Decision Date”). If Landlord shall fail to notify Tenant on or prior the Sublease Second Decision Date of Landlord’s intention to exercise its rights pursuant to this Section 12.6(B), then Tenant shall be free to sublease that portion of the Premises to such proposed subtenant on the same terms and conditions set forth in the Sublease Term Sheet, subject to the terms and conditions of this Lease, including Section 12.6(E).

(C)           (1) If Landlord exercises its option to sublet the Recapture Space, such sublease to Landlord or its designee as subtenant (each, a “Recapture Sublease”) shall:

(a)           be at a rent equal to the lesser of (i) the rentals set forth in the Sublease Statement or Sublease Term Sheet, as applicable, or (ii) the Rental which would be payable by Tenant with respect to such Recapture Space for the comparable period(s) pursuant to this Lease;

(b)           be upon the same terms and conditions as set forth in the Sublease Statement or Sublease Term Sheet, as applicable, and as otherwise contained in this Lease, except such as are irrelevant or inapplicable due to the fact that Landlord is landlord hereunder and except as otherwise expressly set forth to the contrary in this paragraph (C);

(c)           give the subtenant the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease and to further sublet the Recapture Space or any part thereof and to make any and all changes, alterations, and improvements in the Recapture Space; provided that Tenant shall be released from any and all liability arising in connection with the acts or omissions of any subsequent assignee or subtenant and with respect to any such changes, alterations and improvements, and that no default under such Recapture

Sublease shall be deemed to be a default under this Lease unless the act or omission giving rise to such default under the Recapture Sublease would independently give rise to a default under this Lease in the absence of such Recapture Sublease;

(d)           provide in substance that any such changes, alterations, and improvements made in the Recapture Space may be removed, in whole or in part, prior to or upon the expiration or other termination of the Recapture Sublease provided that any material damage and injury caused thereby shall be repaired by the subtenant prior to delivery of the space to Tenant and that the space shall be restored to the condition that existed on the date that Tenant surrendered such space, subject to ordinary office alterations and any restoration obligations set forth in the Sublease Statement or Sublease Term Sheet, provided that Tenant shall have no restoration obligation for any Alterations made in connection with any Recapture Sublease, as applicable;

(e)           provide that (i) the parties to such Sublease expressly negate any intention that any estate created under such Sublease be merged with any other estate held by either of said parties, (ii) prior to the commencement of the term of the Recapture Sublease, the party responsible for the following as set forth in the Sublease Statement or Sublease Term Sheet, as applicable, or if no party is indicated as responsible for the following, Landlord, at its expense, shall make such alterations as may be required or reasonably deemed necessary by the subtenant to physically separate the Recapture Space from the balance of the Premises and to provide appropriate means of ingress to and egress thereto and to the public portions of the balance of the floor such as toilets, janitor’s closets, telephone and electrical closets, fire stairs, elevator lobbies, etc., and (iii) at the expiration of the term of such Sublease, Tenant will accept the Recapture Space in its then existing condition, broom clean, subject to the requirements of Section 12.6(C)(1)(d) above;

(f)            provide that Landlord shall pay to Tenant, upon receipt thereof, an amount equal to fifty percent (50%) of all Sub-sublet Profits (as hereinafter defined); and

(g)           provide that simultaneously with the execution of such Recapture Sublease, the Rental payable under this Lease shall be reduced by an amount equal to all of the sums due and payable under such Recapture Sublease for the term of such Recapture Sublease, provided that such sums shall not exceed the Rental payable under this Lease for such period.

(2)           If Landlord is unable to give Tenant possession of the Recapture Space at the expiration of the term of the Recapture Sublease by reason of the holding over or retention of possession of any tenant or other occupant, then (w) Landlord shall continue to pay all charges previously payable under the Recapture Sublease until the date upon which Landlord shall give Tenant possession of such Recapture Space free of occupancies, (x) neither the Expiration Date nor the validity of this Lease shall be affected, and (y) Tenant waives any rights under Section 223-a of the Real Property Law of New York, or any successor statute of similar import, to rescind this Lease and further waives the right to recover any damages from Landlord which may result from the failure of Landlord to deliver possession of the Recapture Space at the end of the term of the Recapture Sublease, and (z) Landlord, at Landlord’s expense, shall use its reasonable efforts to deliver possession of such Recapture Space to Tenant and in connection therewith, if necessary, shall institute and in good faith diligently prosecute holdover and any other appropriate proceedings against the occupant of such Space.

(3)           The failure by Landlord to exercise its option under Section 12.6(B) with respect to any subletting shall not be deemed a waiver of such option with respect to (i) any extension of such subletting unless such extension shall be expressly set forth in the Sublease Statement or the Sublease Term Sheet, as applicable, originally submitted to Landlord pursuant to Section 12.6(A) or (B) hereof, as applicable, or (ii) any subsequent subletting of the Premises affected thereby.

(D)          If Landlord exercises Landlord’s option to terminate this Lease as to all or a portion of the Premises pursuant to Section 12.6(B), Tenant shall vacate the Recapture Space on or before the date specified in Landlord’s notice (each, a “Sublet Termination Date”) which date shall be not earlier than one (1) day prior to nor later than one (1) day after the proposed commencement date of the proposed subletting, and (i) if the Recapture Space shall be all or substantially all of the Premises, this Lease shall terminate with respect to all of the Premises on such Sublet Termination Date and such Sublet Termination Date shall be deemed to be the Expiration Date of this Lease, or (ii) if the Recapture Space shall be less than all or substantially all of the Premises, this Lease shall terminate with respect to such Recapture Space on such Sublet Termination Date and such Sublet Termination Date shall be deemed to be the Expiration Date of this Lease as to such Recapture Space as if such date were the Expiration Date of this Lease. In the case of a termination of this Lease with respect to only a portion of the Premises, from and after the Sublet Termination Date, this Lease shall be deemed amended to (a) eliminate the Recapture Space from the Premises, (b) reduce the Fixed Rent payable hereunder by an amount equal to the product of (1) the amount of rentable square feet in the Recapture Space and (2) a fraction, the numerator of which shall be the Fixed Rent payable hereunder immediately prior to such termination and the denominator of which shall be the Space Factor immediately prior to such termination, (c) reduce the Space Factor and the Tenant’s Share to reflect the elimination of the Recapture Space from the Premises, and (d) make such other changes as are appropriate to reflect the elimination of the Recapture Space from the Premises; upon request of either party, Landlord and Tenant shall execute a written amendment to this Lease setting forth the foregoing modifications, but failure by either party to execute such an amendment shall not detract from the effectiveness of any of the foregoing modifications; and Landlord, at Landlord’s expense, shall make such alterations as may be required to separate physically the Recapture Space from the remainder of the Premises and to comply with all Requirements, Rules and Regulations and insurance requirements (including the removal of internal staircases), shall construct any doorways required to provide direct access between the elevators and public staircase on the floor and the Recapture Space and, at Landlord’s expense, shall repair or restore to tenantable condition any part of the remainder of the Premises which is damaged by such separation. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 12.6(D), the Fixed Rent, Escalation Rent, and Electricity Additional Rent shall be apportioned as of the Sublet Termination Date, and any prepaid portion of Fixed Rent, Escalation Rent and additional rent for any period after the Sublet Termination Date shall be refunded by Landlord to Tenant.

(E)           Notwithstanding the provisions of Section 12.1 hereof, if Landlord shall not exercise its rights pursuant to Section 12.6(B), Landlord shall not unreasonably withhold or delay its consent to any subletting of the Premises (if Tenant proposes to sublet a portion of the Premises then, unless the context otherwise requires, references in this Section 12.6 to the Premises shall be deemed to refer to the portion of the Premises proposed to be sublet by Tenant), provided that:

(1)           the Premises shall not, without Landlord’s prior consent, have been publicly advertised for subletting at a rental rate less than the prevailing rental rate set by Landlord for comparable available space in the Building (the “Prevailing Rate”), provided however, that the foregoing shall not prohibit Tenant from listing the Premises with any brokers or listing the space on any computer service or posting flyers without such rents being listed;

(2)           no Event of Default shall have occurred and be continuing;

(3)           the proposed subtenant shall have the financial wherewithal relative to its liabilities and obligations, including, without limitation, its obligations under such proposed sublease, be of a character, be engaged in a business, and propose to use the Premises in a manner, all in keeping with the standards in such respects of the other tenancies in the Building;

(4)           the proposed subtenant shall not be a person or entity (a) with whom Landlord is then actively negotiating or has received or given an offer to lease comparable space in the Building within the past six (6) months or (b) which is then a tenant in the Building if Landlord has or reasonably expects to have space available in the Building comparable in size, term and availability to the space Tenant proposes to sublet;

(5)           the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant shall not (a) be likely to increase Landlord’s operating expenses beyond that which would be incurred for use in accordance with the standards of use of other tenancies in the Building by more than a de minimis amount; (b) increase the burden on existing cleaning services over the burden prior to such proposed subletting or elevators over the burden which would be incurred for use in accordance with the standards of use of other tenancies in the Building by more than a de minimis amount; (c) require any alterations to be performed in or made to any portion of the Building or the Real Property other than the Premises; (d) violate any provision or restrictions herein relating to the use or occupancy of the Premises, or (e) require Landlord to perform any alterations at Landlord’s expense;

(6)           the subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant’s part to be observed and performed under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance to the extent required under this Article 12;

(7)           any subletting shall end no later than one (1) day before the Expiration Date and shall not be for a term of less than two (2) years unless it commences less than two (2) years before the Expiration Date;

(8)           no subletting shall be for less than 5,000 contiguous rentable square feet and at no time shall there be more than three (3) occupants, including Tenant and any Permitted Licensees, in the Premises;

(9)           Tenant shall reimburse Landlord within twenty (20) days following demand for any reasonable out-of-pocket costs that may be incurred by Landlord in connection with said sublease, including, without limitation, reasonable attorneys’ fees and disbursements and the reasonable costs of making investigations as to the acceptability of the proposed subtenant; and

(10)         any sublease shall expressly provide that in the event of termination, re-entry or dispossess of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease except to the extent that any such act or omission on the part of Landlord shall continue after Landlord shall take over Tenant’s interest, (ii) be subject to any offset, not expressly provided for in such sublease, which therefore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not expressly provided for in such sublease or otherwise reasonably consented to by Landlord or by any previous prepayment of more than one month’s rent unless previously approved by Landlord, (iv) be bound by any covenant to undertake or complete any construction of the premises or any portion thereof demised by such sublease and (v) be bound by any obligation to make any payment to or on behalf of the subtenant, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such termination, re-entry or dispossess by Landlord under this Lease and which Landlord is required to perform hereunder with respect to the subleased space at Landlord’s expense, it being expressly understood, however, that Landlord shall not be bound by any obligation to make payment to or on behalf of a subtenant with respect to construction performed by or on behalf of such subtenant at the subleased premises.

(F)           In each instance in which Landlord’s consent to a subletting is required, Landlord shall notify Tenant of Landlord’s approval or disapproval of such proposed sublease within fifteen (15) Business Days. If Tenant shall not enter into such sublease within one hundred fifty (150) days after the delivery of the Sublease Term Sheet to Landlord, then the provisions of Section 12.1 and this Section 12.6 shall again be applicable to any other proposed subletting for which Landlord’s consent is required. If Tenant shall enter into such sublease within one hundred fifty (150) days as aforesaid, Tenant shall deliver a true, complete and fully executed counterpart of such sublease to Landlord within five (5) days after execution thereof.

Section 12.7           (A)  In connection with any subletting of all or any portion of the Premises to which Landlord shall have granted its consent pursuant to Section 12.6 (except any sublease to Landlord or its designee pursuant to Section 12.6(B) hereof), Landlord shall be entitled to and Tenant shall pay to Landlord a sum equal to fifty percent (50%) of any Sublease Profit derived therefrom. All sums payable hereunder by Tenant shall be calculated on a cash basis and shall be paid to Landlord, as additional rent, within twenty (20) days after receipt thereof by Tenant.

(B)           For purposes of this Lease:

(1)           “Rent Per Square Foot” shall mean the sum of the then Fixed Rent, Escalation Rent and Electricity Additional Rent divided by the Space Factor.

(2)           “Sublease Profit” shall mean the product of (x) the Sublease Rent Per Square Foot less the Rent Per Square Foot, and (y) the number of rentable square feet constituting the portion of the Premises sublet by Tenant.

(3)           “Sublease Rent” shall mean any rent or other consideration paid to Tenant directly or indirectly, by any subtenant, excluding Landlord or its designee pursuant to Section 12.6(B) hereof, or any other amount received by Tenant from or in connection with any subletting (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution in excess of the fair market value of Tenant’s Property as determined by reputable independent third party appraiser reasonably satisfactory to Landlord, of Tenant’s Property, or sums paid in connection with the supply of electricity, HVAC, or other services, other than those payments made to Tenant and paid by Tenant to Landlord as a pass-through) after deducting therefrom the following sublease expenses (the “Sublease Expenses”):  (i) the reasonable out-of-pocket cost and expenses of Tenant in making such sublease such as brokers’ fees, attorneys’ fees, and advertising fees paid to unrelated third parties, (ii) rent concessions, (iii) any sums paid to Landlord pursuant to paragraph (10) of Section 12.6(E), (iv) the cost of improvements or alterations costs made by Tenant expressly and solely for the purpose of preparing that part of the Premises for such subtenancy (but not including any costs incurred in connection with Tenant’s Initial Alterations), (iv) any cash allowance or work allowance provided by Tenant, (v) actual moving expenses in connection with relocating the subtenant from its prior premises to the Premises, and (vi) any reasonable takeover costs of existing lease obligations of such subtenant and the amount of any contributions for tenant improvements. In determining Sublease Rent, the costs set forth in clauses (i), (ii), (iii) and (v) shall be deducted as and when incurred by Tenant.

(4)           “Sublease Rent Per Square Foot” shall mean the Sublease Rent divided by the rentable square feet of the space demised under a sublease.

(5)           Sublease Profit shall be recalculated from time to time to reflect any corrections in the prior calculation thereof due to (i) subsequent payments received or made by Tenant, (ii) the final adjustment of payments to be made by or to Tenant or (iii) mistake. Promptly upon the making or receipt of any such discovery of any such mistake, Tenant shall submit to Landlord a recalculation of the Sublease Profit as the case may be, and an adjustment shall be made between Landlord and Tenant, if applicable with respect thereto on account of prior payments made or credits received pursuant to this Section 12.7.

(6)           Tenant shall have no obligation to pay the Sublease Profit to Landlord unless and until Tenant has recovered all Sublease Expenses.

(7)           As used in this Section 12.7, “Tenant” shall also include any Related Entity which shall then be the Tenant or a subtenant under this Lease..

(8)           “Sub-sublease Profit” shall mean the product of (x) the Sub-sublease Rent Per Square Foot less the Rent Per Square Foot, and (y) the number of rentable square feet constituting the portion of the Premises sub-sublet by Landlord.

(9)           “Sub-sublease Rent” shall mean any rent or other consideration paid to Landlord directly or indirectly, by any sub-subtenant, or any other amount received by Landlord from or in connection with any sub-subletting or assignment of a Recapture Sublease after deducting therefrom the following sub-sublease expenses (the “Sub-sublease Expenses”):  (i) the reasonable out-of-pocket cost and expenses of Landlord in making such sub-sublease such as brokers’ fees, attorneys’ fees, and advertising fees paid to unrelated third parties, (ii) the cost of improvements or alterations costs made by Landlord expressly and solely for the purpose of preparing that part of the Premises for such sub-subtenancy, and (iii) any reasonable takeover costs of existing lease obligations of such sub-subtenant and the amount of any contributions for sub-subtenant improvements. In determining Sub-sublease Rent, the costs set forth in clauses (i), (ii), and (iii) shall be deducted as and when incurred by Landlord.

(10)         “Sub-sublease Rent Per Square Foot” shall mean the Sub-sublease Rent divided by the rentable square feet of the space demised under a sub-sublease.

(11)         Sub-sublease Profit shall be recalculated from time to time to reflect any corrections in the prior calculation thereof due to (i) subsequent payments received or made by Landlord, (ii) the final adjustment of payments to be made by or to Landlord or (iii) mistake. Promptly upon the making or receipt of any such discovery of any such mistake, Landlord shall submit to Tenant a recalculation of the Sub-sublease Profit as the case may be, and an adjustment shall be made between Landlord and Tenant, if applicable with respect thereto on account of prior payments made or credits received pursuant to this Section 12.7.

(12)         Landlord shall have no obligation to pay the Sub-sublease Profit to Tenant unless and until Landlord has recovered all Sub-sublease Expenses.

(C)           In connection with any subletting of all or any portion of the Premises to which Landlord shall have granted its consent pursuant to Section 12.6, within ten (10) Business Days after request therefor Landlord shall execute and deliver to any Qualified Subtenant (as hereinafter defined) under any Qualified Sublease (as hereinafter defined) an agreement to the effect that, if there shall be a termination of all of this Lease or a partial termination of this Lease affecting the portion of the Premises demised to such Qualified Subtenant as a result of a default by Tenant hereunder, Landlord will not disturb such Qualified Subtenant’s possession under such Qualified Sublease, or terminate or disturb such Qualified Subtenant’s subleasehold estate or rights under such Qualified Sublease (each, a “Subtenant Nondisturbance Agreement”). For purposes hereof, (A) a “Qualified Subtenant” shall mean a subtenant which (i) has gross revenues equal to not less than ten (10) times the aggregate rental obligation under the sublease pursuant to which such subtenant occupies space in the Building (including, without limitation, any fixed rent, escalation rent, operating expenses, taxes and other additional rent due thereunder) and (ii) has other financial qualifications reasonably satisfactory to Landlord taking into consideration, without limitation, the security deposited by such subtenant in connection with its sublease obligations and any guaranty securing such obligations, and (B) a “Qualified Sublease” shall mean a sublease (i) demising the entire Premises, (ii) having a monthly rent not less than the Rental which would be due for the equivalent time period pursuant to this Lease, or, if less, such subtenant agrees in the Subtenant Nondisturbance Agreement that if this Lease is terminated by reason of Tenant’s default under such sublease will be increased accordingly, and (iii) having an original term of not less than five (5) years.

Section 12.8

(A)          At such time as Tenant elects to enter into an assignment of this Lease for which Landlord’s consent is required, Tenant shall submit a statement to Landlord (an “Assignment Statement”) containing the following information:  (a) the terms and conditions of the proposed assignment including the consideration for such assignment and the value (including cost, overhead and supervision) of any improvements (including any demolition to be performed), (b) Tenant’s reasonable estimation of the Assignment Proceeds (as hereinafter defined) to be paid pursuant to such proposed assignment, and (c) any other information that Landlord may reasonably request.

(B)           (1)           In the case of any proposed assignment of Tenant’s right, title and interest in and to this Lease (unless the proposed assignee is a Related Entity of Tenant), Landlord shall have the right (x) to take an assignment (in its own name or that of its designee) of all of Tenant’s right, title and interest in and to this Lease in its entirety on the terms and conditions set forth in Section 12.8(D) below or (y) to terminate this Lease in whole on the terms set forth in Section 12.8(E) below.

(2)           Landlord shall exercise one of its options under this Section 12.8(B), if at all, by notice given to Tenant within forty-five (45) days (such date, the “Assignment First Decision Date”) after receipt of an Assignment Statement. If Landlord shall fail to notify Tenant of Landlord’s intention to exercise its rights pursuant to this Section 12.8(B), Tenant shall be free to assign this Lease at a net economic rental equal to at least ninety-two and one-half percent (92.5%) of the net economic rental set forth in the Assignment Statement, subject to the terms and conditions of this Lease, including Section 12.8(E). If Tenant shall not enter into such assignment within twelve (12) months after the delivery of the Assignment Statement to Landlord, then the provisions of Section 12.1 and this Section 12.8 shall again be applicable to any other proposed assignment for which Landlord’s consent is required.

(C)           If Landlord shall not exercise its rights pursuant to Section 12.8(B) and Tenant during the next twelve (12) months shall not be able to assign at a net economic rental equal to at least 92.5% of the net economic rental set forth in the Assignment Statement as to the applicable space, Tenant shall have the right to submit to Landlord an executed bona fide term sheet with a prospective assignee (the “Assignment Term Sheet”) setting forth the lower net economic rent. In such event, Landlord shall again have the recapture and termination rights set forth in Sections 12.8(B)(1) and (2) above, which rights shall be exercisable by notice to Tenant within thirty (30) days (such date, the “Assignment Second Decision Date”). If Landlord shall fail to notify Tenant on or prior the Assignment Second Decision Date of Landlord’s intention to exercise its rights pursuant to this Section 12.8(C), then Tenant shall be free to assign this Lease to such proposed assignee on the same terms and conditions set forth in the Assignment Term Sheet, subject to the terms and conditions of this Lease, including Section 12.8(E).

(D)          (1) If Landlord exercises its option to take an assignment of this Lease pursuant to Section 12.8(B) above, such assignment to Landlord or its designee as assignee (each, a “Recapture Assignment”) shall:

(a)           be upon the same terms and conditions as set forth in the Assignment Statement or the Assignment Term Sheet, as the case may be, and as otherwise contained in this Lease, except Landlord shall not be obligated to pay to Tenant any consideration, including, without limitation, the Assignment Proceeds (as such term is hereinafter defined) with respect to such assignment, and except as such terms and conditions are irrelevant or inapplicable due to the fact that Landlord is landlord hereunder and except as otherwise expressly set forth to the contrary in this paragraph (D);

(b)           give the assignee the unqualified and unrestricted right, without Tenant’s permission, to further assign this Lease and to sublet the Premises or any part thereof and to make any and all changes, alterations, and improvements in the Premises; provided that Tenant shall be released from any and all liability arising in connection with a default under this Lease unless the act or omission giving rise to such default under the Recapture Assignment would independently give rise to a default under this Lease in the absence of such Recapture Assignment;

(c)           provide that the parties to such Recapture Assignment expressly negate any intention that any estate created under such Recapture Assignment be merged with any other estate held by either of said parties; and

(d)           provide that Landlord shall pay to Tenant, upon receipt thereof, an amount equal to fifty percent (50%) of all Recapture Assignment Profits (as hereinafter defined).

(e)           “Recapture Assignment Profit” shall mean the product of (x) the Recapture Assignment Rent Per Square Foot less the Rent Per Square Foot, and (y) Space Factor.

(f)            “Recapture Assignment Rent” shall mean any rent or other consideration paid to Landlord directly or indirectly, by any lessee of the Premises following a Recapture Assignment, or any other amount received by Landlord from or in connection with any Recapture Assignment after deducting therefrom the following recapture assignment expenses (the “Recapture Assignment Expenses”):  (i) the reasonable out-of-pocket cost and expenses of Landlord in making such lease such as brokers’ fees, attorneys’ fees, and advertising fees paid to unrelated third parties, (ii) the cost of improvements or alterations costs made by Landlord expressly and solely for the purpose of preparing the Premises for such tenancy, and

(iii) any takeover costs of existing lease obligations of such tenant and the amount of any contributions for tenant improvements. In determining Recapture Assignment Rent, the costs set forth in clauses (i), (ii), and (iii) shall be deducted as and when incurred by Landlord.

(g)           “Recapture Assignment Rent Per Square Foot” shall mean the Recapture Assignment Rent divided by the rentable square feet of the space demised under the applicable lease.

(h)           Recapture Assignment Profit shall be recalculated from time to time to reflect any corrections in the prior calculation thereof due to (i) subsequent payments received or made by Landlord, (ii) the final adjustment of payments to be made by or to Landlord or (iii) mistake. Promptly upon the making or receipt of any such discovery of any such mistake, Landlord shall submit to Tenant a recalculation of the Recapture Assignment Profit as the case may be, and an adjustment shall be made between Landlord and Tenant, if applicable with respect thereto on account of prior payments made or credits received pursuant to this Section 12.8.

(i)            provide that simultaneously with the execution of such Recapture Assignment, the Rentable payable under this Lease shall be reduced by an amount equal to all of the sums due and payable under such Recapture Assignment, provided that such sums shall not exceed the Rental payable under this Lease for such period.

(2)           The failure by Landlord to exercise its option under Section 12.8(B) with respect to any assignment shall not be deemed a waiver of such option with respect to any subsequent assignment of this Lease.

(E)           If Landlord exercises Landlord’s option to take an assignment of this Lease or terminate this Lease pursuant to Section 12.8(B), Tenant shall vacate the Premises on or before the date specified in Landlord’s notice (the “Assignment Termination Date”) which date shall be not earlier than one (1) day prior to or later than one (1) day after the proposed date of effectiveness of the proposed assignment, and this Lease shall terminate with respect to all of the Premises on such Assignment Termination Date and such Assignment Termination Date shall be deemed to be the Expiration Date of this Lease. In the event of any termination of this Lease and the Term pursuant to the provisions of Section 12.8(B), the Fixed Rent, Escalation Rent, and Electricity Additional Rent shall be apportioned as of the Assignment Termination Date, and any prepaid portion of Fixed Rent, Escalation Rent and Additional Rent for any period after the Assignment Termination Date shall be refunded by Landlord to Tenant.

(F)           Notwithstanding the provisions of Section 12.1 hereof, if Landlord shall not exercise its rights pursuant to Section 12.8(B), Landlord shall not unreasonably withhold or delay its consent to any assignment of all of Tenant’s right, title and interest in, to and under this Lease, provided that:

(1)           the Premises shall not, without Landlord’s prior consent, have been publicly advertised for assignment at a rental rate less than the Prevailing Rate, provided, however, that the foregoing shall not prohibit Tenant from listing the Premises with any brokers, listing the space on any computer service, or posting flyers without such rents being listed;

(2)           no Event of Default shall have occurred and be continuing;

(3)           the proposed assignee shall have the financial wherewithal relative to its liabilities and obligations, including, without limitation, its obligations under such proposed assignment, be of a character, be engaged in a business, and propose to use the Premises in a manner, all in keeping with the standards in such respects of the other tenancies in the Building;

(4)           the proposed assignee shall not be a person or entity (a) with whom Landlord is then actively negotiating or has received or given an offer to lease comparable space in the Building within the past six (6) months or (b) which is then a tenant in the Building if Landlord has or reasonably expects to have space available in the Building comparable in size, term and availability to the Premises;

(5)           the character of the business to be conducted or the proposed use of the Premises by the proposed assignee shall not (a) be likely to increase Landlord’s operating expenses beyond that which would be incurred for use in accordance with the standards of use of other tenancies in the Building by more than a de minimis amount; (b) increase the burden on existing cleaning services over the burden prior to such proposed assignment or elevators over the burden which would be incurred for use in accordance with the standards of use of other tenancies in the Building by more than a de minimis amount; (c) require any alterations to be performed in or made to any portion of the Building or the Real Property other than the Premises; (d) violate any provision or restrictions herein relating to the use or occupancy of the Premises, or (e) require Landlord to perform any alterations at Landlord’s expense;

(6)           [intentionally omitted]; and

(7)           Tenant shall reimburse Landlord within twenty (20) days following demand for any reasonable out-of-pocket costs that may be incurred by Landlord in connection with said assignment, including, without limitation, reasonable attorneys’ fees and disbursements and the reasonable costs of making investigations as to the acceptability of the proposed assignee.

(G)           Tenant shall pay to Landlord, upon receipt thereof, an amount equal to fifty percent (50%) of all Assignment Proceeds. For purposes of this paragraph (E), “Assignment Proceeds” shall mean all consideration paid to Tenant, directly or indirectly; by any assignee, or any other amount received by Tenant from or in connection with any assignment (including, but not limited to sums paid for the sale or rental, or consideration received on account of any contribution in excess of the fair market value of Tenant’s Property as determined by a reputable independent third party appraiser reasonably satisfactory to Landlord, of Tenant’s Property, or sums paid in connection with the supply of electricity, HVAC, or other services, other than those payments made to Tenant and paid by Tenant to Landlord as a pass-through) after deducting therefrom the following assignment expenses (the “Assignment Expenses”): (i)

the reasonable out-of-pocket cost and expenses of Tenant in making such assignment such as brokers’ fees, attorneys’ fees, and advertising fees paid to unrelated third parties, (ii) the cost of improvements or alterations costs made by Tenant expressly and solely for the purpose of preparing the Premises for such assignment, (iii) the unreimbursed cost of any Tenant’s Property leased to and used by such assignee amortized in accordance with the schedule set forth on Tenant’s federal income tax returns and (iv) any reasonable takeover costs of existing lease obligations of such assignee and the amount of any contributions for tenant improvements. In determining Assignment Proceeds, the costs set forth in clauses (i) (ii), and (iv) shall be deducted as and when incurred by Tenant.

(H)          If Tenant shall assign its right, title and interest in and to this Lease, Tenant shall deliver to Landlord, within five (5) days after execution thereof, (x) a duplicate original instrument of assignment duly executed by Tenant, (y) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed from and after the date of such assignment and (z) an Acknowledgement and Agreement, executed by the originally-named Tenant under this Lease and any subsequent Tenant who shall be the assignor under such assignment agreement.

Section 12.9           If this Lease shall have been assigned by the Tenant Named Herein in accordance with the terms and conditions of this Lease, Landlord shall give the Tenant Named Herein a copy of each notice of default given by Landlord to the then current tenant under this Lease. Except if Landlord shall execute and deliver a written instrument releasing the Tenant Named Herein from any further liability under this Lease, Landlord shall not have any right to terminate this Lease (except by reason of the bankruptcy or insolvency of such tenant), after a default by such current tenant, unless and until (A) Landlord shall have made a demand on the then tenant to cure the default in question, (B) Landlord shall have complied with its obligation to give notice to the Tenant Named Herein in accordance with the preceding sentence, and (C) the Tenant Named Herein has not cured all then existing monetary defaults of the then tenant or does not diligently prosecute to completion the cure of all then existing non-monetary defaults of the then tenant which are susceptible of cure by the Tenant Named Herein, in either case within the time periods set forth in this Lease (such time periods, with respect to the Tenant Named Herein, being deemed to run from the date that Landlord gives such Tenant Named Herein a copy of the default notice in question). Landlord shall accept timely performance by the Tenant Named Herein of any term, covenant, provision or agreement contained in this Lease on the then current tenant’s part to be observed and performed with the same force and effect as if performed by the then current tenant. If the Tenant Named Herein shall cure the default by such current tenant, and Landlord or the current tenant seeks to terminate this Lease, then in each such case the Tenant Named Herein shall have the right to enter into a new lease with Landlord upon all of the then executory terms of this Lease, and to resume actual possession of the Premises for the unexpired balance of the Term; provided that on or prior to the date that Landlord executes and delivers to the Tenant Named Herein such new lease, the Tenant Named Herein shall have cured all prior monetary defaults of the then current tenant and, upon resuming actual possession of the Premises under such new lease, the Tenant Named Herein shall cure all prior non-monetary defaults of the then current tenant which are susceptible of cure by the Tenant Named Herein.

Section 12.10         Notwithstanding anything to the contrary in this Article 12, Tenant shall have the right to permit occupancy of the Premises by and to enter into license agreements with individuals, bona fide clients of Tenant, or such entities that have a substantial business relationship with Tenant (“Permitted Licensees”), without Landlord’s consent but upon notice to Landlord setting forth the names of such individuals or entities, pursuant to which such Permitted Licensees may occupy individual offices in the Premises, which offices shall not be separately demised or have a separate entrance or reception area; provided, however, that (i) in no event shall the space occupied by such Permitted Licensees exceed, in the aggregate, more than 5,000 rentable square feet in the Premises, (ii) in no event shall such Permitted Licensees be separately identified within the Premises (provided that such Permitted Licensees may be identified in the Building directory in accordance with this Lease), and (iii) each such Permitted Licensee shall provide to Landlord a certification certifying that such Permitted Licensee does not have a sublease or any other real property interest in the Real Property. Notwithstanding the foregoing, Tenant shall not license or otherwise grant the right to occupy any portion of the Premises to any Person (or any Person which would in turn permit such occupation) who in Landlord’s reasonable judgment would (a) subject the Premises or the Building to unfavorable publicity, (b) adversely affect the value of the Building, (c) adversely affect Landlord’s ability to manage or operate the Building, or (d) adversely affect Landlord’s ability to mortgage, transfer, sell or otherwise exercise its ownership interest in connection with the Building.

ARTICLE 13

ELECTRICITY

Section 13.1           Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. The risers servicing the Premises shall be capable of furnishing six (6) watts demand load of electricity per usable square foot of the Premises (exclusive of the electricity required to furnish the Building HVAC to the Premises). Tenant’s use and consumption of electricity shall not exceed a demand load of six (6) watts per usable square foot of the Premises. Tenant shall not use any electrical equipment which, in Landlord’s sole reasonable judgment, would exceed such capacity of the risers serving the Premises or interfere with the electrical service to other tenants of the Building. In the event that, in Landlord’s sole reasonable judgment, Tenant’s electrical requirements exceed such capacity, Landlord shall so notify Tenant of same, and Tenant shall immediately cease such usage, subject to the provisions of this Section 13.1. Within five (5) days after receipt of such notice, Tenant shall notify Landlord that it shall permanently cease such usage or shall request that additional electrical capacity (specifying the amount requested) be made available to Tenant. Landlord, in Landlord’s sole judgment, shall determine whether to make available such additional electrical capacity to Tenant and the amount, if any, to be made available. If Landlord shall agree to make available such additional electrical capacity and the same necessitate installation of an additional riser, risers or other proper and necessary equipment, the same shall be installed by Landlord, within the limits of the switchgear; provided, however, that Landlord, in Landlord’s sole reasonable judgment (taking into consideration the potential needs of present and future tenants of the Building and of the Building itself), determines that such installation is practicable. Any such installation shall be made by Landlord and Landlord’s reasonable out-of-pocket expense shall be chargeable to Tenant and collectible as additional rent and paid within twenty (20) days after the rendition of a bill to Tenant therefor. Prior to the performance of such installation Landlord shall submit to Tenant a good faith estimate of the out-of-pocket cost of same as performed by an unrelated third party. Within ten (10) Business Days after receipt of said estimate, Tenant may notify Landlord whether it desires for Landlord to proceed with such installation. If Tenant shall notify Landlord that it desires for Landlord not to proceed or if Tenant fails to notify Landlord within such ten (10) Business Day period, Landlord shall not perform such installation and shall not be required to make available to the Premises the additional electrical capacity. If Tenant shall fail to notify Landlord in a timely fashion or shall elect to have Landlord proceed with said installation, Landlord shall perform said installation, at Tenant’s expense, and shall not be liable or obligated to Tenant if the out-of-pocket cost of such installation exceeds the estimate. If Landlord, in Landlord’s sole judgment, shall determine not to make available such additional electrical capacity, Tenant shall have no further right to such additional capacity. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason not attributable to the gross negligence or willful malfeasance of Landlord or Landlord’s employees, agents, contractors or designees whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord.

Section 13.2           (A)  Unless Landlord is required by any Requirement or by the rules and regulations of the public utility to have Tenant obtain electricity from the public utility company furnishing electricity to the Building pursuant to the provisions of Section 13.3 hereof, electricity shall be supplied by Landlord to the Premises and Tenant shall pay to Landlord, as additional rent for such service, the amounts (the “Electricity Additional Rent”) as determined by a meter or submeter (installed by Landlord, at Landlord’s cost prior to Landlord’s delivery of the Premises to Tenant, for the purposes of measuring such consumption) at charges, terms and rates set from time to time during the Term by the public utility corporation serving the Building under the service classification in effect pursuant to which Landlord purchases electricity for the entire Building, plus an amount equal to five percent (5%) of the charge therefor as Landlord’s administrative charge for overhead and supervision.

(B)           Where more than one meter measures the electricity supplied to Tenant, the total electricity rendered through all meters shall be computed and billed in the aggregate, in accordance with the provisions hereinabove set forth. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Landlord may elect (but not more than monthly), and Tenant shall pay the amount shown thereon to Landlord within ten (10) days after receipt of such bill.

Section 13.3           If Landlord shall be required by any Requirement or by the public utility company furnishing electricity to the Building to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant and Tenant shall not be obligated to pay the Electricity Additional Rent. Landlord shall not elect to discontinue furnishing electricity to Tenant unless Landlord shall also elect to discontinue furnishing electricity to all other office tenants in the Building. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall diligently obtain electric energy directly from the public utility furnishing electric service to the Building.

The costs of such service shall be paid by Tenant directly to such public utility. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises, at no charge, to the extent the same are available, suitable and safe for such purposes as reasonably determined by Landlord. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity shall be installed by Landlord. The costs of such installation shall be borne equally by Landlord and Tenant. Landlord, to the extent permitted by applicable Requirements, shall not discontinue furnishing electricity to the Premises until such installations have been made and Tenant shall be able to obtain electricity directly from the public utility.

ARTICLE 14

ACCESS TO PREMISES

Section 14.1           (A)  Tenant shall permit Landlord, Landlord’s agents and public utilities servicing the Building to erect, use and maintain, ducts, pipes and conduits in and through the Premises provided the same are reasonably concealed behind walls, below floors or above ceilings. Landlord or Landlord’s agents, subject to Landlord’s compliance with Tenant’s reasonable security requirements, shall have the right to enter the Premises at all reasonable times upon such reasonable prior notice (but in no event less than 24 hours except in case of emergency) as may be practicable under the circumstances, which notice may be oral, to examine the same, to show them to prospective purchasers, Mortgagees or Lessors, and to make such repairs, alterations, improvements or additions (i) as Landlord may deem reasonably necessary to the Premises or to any other portion of the Building, or (ii) which (subject to the provisions of Section 4.4 hereof) Landlord may elect to perform following ten (10) days after notice following Tenant’s failure to make or commence making and thereafter diligently prosecute to completion repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with all Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may reasonably be required therefor (provided same shall be neatly stored in an area reasonably designated by Tenant and shall not interfere with the conduct of Tenant’s business) without the same constituting a breach by Landlord of any provisions of this Lease, a breach of Tenant’s quiet enjoyment, an eviction or constructive eviction of Tenant in whole or in part, or a release of Tenant’s obligations to pay Fixed Rent, Escalation Rent, or any item of Rental, and except as expressly provided in Section 14.3 hereof, the Fixed Rent, Escalation Rent (and any other item of Rental) shall in no way abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. The foregoing notwithstanding, at the time Landlord shall request entry to the Premises, Tenant may request that Landlord or Landlord’s employees, agents, contractors or designees enter the Premises at a reasonable time other than the time proposed by Landlord, and Landlord shall make a reasonable effort to accommodate such request.

(B)           Any work performed or installations made pursuant to this Article 14 shall be made with reasonable diligence and otherwise pursuant to Section 4.4 hereof. Subject to the release and waiver of subrogation in favor of Landlord, Landlord shall promptly repair any damage to the Premises, the Alterations and Tenant’s Property caused by such work or installations.

(C)           Any pipes, ducts, or conduits installed in or through the Premises pursuant to this Article 14 shall either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Premises, provided that the installation of such pipes, ducts, or conduits, when completed, shall not reduce the usable area of the Premises beyond a de minimis amount.

Section 14.2           Upon reasonable prior notice to Tenant (and in no event less than 24 hours prior notice), Landlord may exhibit the Premises to prospective tenants thereof during reasonable hours and subject to Landlord’s compliance with Tenant’s reasonable security requirements during the eighteen (18) month period prior to the Expiration Date. If Tenant or its representatives shall not be present during the reasonable time agreed to by Tenant for such entry (except in the case of an emergency) when for any reason entry into the Premises shall be necessary or permissible under the terms of this Lease, Landlord or Landlord’s agents may enter the same without rendering Landlord or such agents liable therefor (during such entry Landlord or Landlord’s agents shall accord reasonable care under the circumstances to Tenant’s Property) subject to the other provisions of this Lease regarding Landlord’s acts or omissions in or about the Premises, and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, except as may arise from the negligence or willful misconduct of Landlord, its agents or employees and otherwise as herein provided.

Section 14.3           If due to any work, repairs or installation performed by Landlord hereunder or failure by Landlord to provide services to the Premises in accordance with the provisions of this Lease, (including, without limitation, any failure or defect in the supply or character of electric service furnished to the Premises, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord) or failure by Landlord to perform any of its other obligations under this Lease, whether or not caused by any Unavoidable Delay, (i) Tenant shall be unable for at least five (5) consecutive Business Days or ten (10) Business Days in any period of twenty-five (25) consecutive Business Days (after Tenant shall have notified Landlord of its inability) to operate its business in the Premises in substantially the same manner as such business was operated prior to the performance of such work or installation or such failure, the Fixed Rent and the Escalation Rent shall be reduced on a per diem basis in the proportion in which the area of the portion of the Premises which is unusable bears to the total area of the Premises for each day subsequent to the aforesaid five (5) consecutive Business Day period or ten (10) Business Day period that such portion of the Premises became unusable (and Tenant actually did not use such portion for the conduct of business) until the earlier of (x) the first Business Day after the date the work or installation are completed or the day the services are provided, as the case may be, by Landlord and (y) the date Tenant shall reoccupy the affected portion of the Premises for the conduct of business.

ARTICLE 15

CERTIFICATE OF OCCUPANCY

Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall, upon five (5) Business Days’ written notice from Landlord or any Governmental Authority, immediately discontinue such use of the Premises. A certificate of occupancy with respect to the Premises will be in force upon the Commencement Date; provided, however, neither such certificate, nor any provision of this Lease, nor any act or omission of Landlord, shall be deemed to constitute a representation or warranty that the Premises, or any part thereof, lawfully may be used or occupied for any particular purpose or in any particular manner in contradiction to mere “office” use. A copy of the certificate of occupancy affecting the Premises as of the date hereof is attached hereto as Exhibit “C” (the “Certificate of Occupancy”). Landlord shall not amend or modify the Certificate of Occupancy in any manner that materially impacts Tenant’s use of the Premises (unless so required by any applicable Requirement), and the Certificate of Occupancy shall at all times during the Term permit the use of the Premises as “offices.”

ARTICLE 16

DEFAULT

Section 16.1           Each of the following events shall be an “Event of Default” hereunder:

(A)          if Tenant shall default in the payment when due of any installment of Fixed Rent for ten (10) days after notice, or in the payment when due of any other item of Rental and such default shall continue for ten (10) days after notice of such default is given to Tenant, except that if Landlord shall have given four (4) such notices in any twelve (12) month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of Rental until such time as twelve (12) consecutive months shall have elapsed without Tenant having defaulted in any such payment; or

(B)           if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant’s part to be observed or performed under any other lease, if any, with Landlord or Landlord’s predecessor in interest of space in the Building and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord or Landlord’s predecessor in interest to Tenant of such default; provided, however, if such default is of such a nature that it can be remedied but cannot be completely remedied within said period of thirty (30) days, Tenant shall not be in default hereunder if (x) it commences to remedy such default within said period of thirty (30) days and thereafter diligently prosecutes to completion all steps necessary to remedy such default, and (y) the continuance of such default would not subject Landlord, Landlord’s predecessor in interest, the lessor under a Superior Lease, or a Mortgagee to criminal liability; or

(C)           if the Premises shall become abandoned; or

(D)          if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 12 hereof; or

(E)           (1)  if Tenant shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(2)           if Tenant shall commence or institute any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors., or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(3)           if Tenant shall make a general assignment for the benefit of creditors; or

(4)           if any case, proceeding or other action shall be commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of one hundred twenty (120) days; or

(5)           if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within one hundred twenty (120) days from the entry thereof; or

(6)           if Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (2), (3), (4) or (5), or above; or

(7)           if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within sixty (60) Business Days; or

(F)           if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to

Tenant of such default; provided, however, if such default is of such a nature that it can be remedied but cannot be completely remedied within said period of thirty (30) days, Tenant shall not be in default hereunder if (x) it commences to remedy such default within said period of thirty (30) days and thereafter diligently prosecutes to completion all steps necessary to remedy such default, and (y) the continuance of such default would not subject Landlord, the Lessor under a Superior Lease, or a Mortgagee to criminal liability; or

(G)           if this Lease is assigned (or all or a portion of the Premises are subleased) to a Related Entity and such Related Entity, as the case may be, shall no longer (i) control, (ii) be under common control with, or (iii) be under the control of the originally named Tenant (or any permitted successor by merger, consolidation or purchase as provided herein), and in the case of an assignment this Lease shall not be reassigned to the entity that was Tenant immediately prior to such assignment or in the case of a subletting, the sublease shall not have been terminated within thirty 30 days after such Related Entity ceases to be a Related Entity; provided, however, Tenant shall not be in default hereunder if (x) within such thirty (30) day period Tenant commences an action or takes such other steps reasonably satisfactory to Landlord to terminate (i) such assignment and effectuate an assignment to such other entity, or (ii) such sublease, as the case may be, and thereafter diligently prosecutes to completion all steps necessary to affect such assignment or termination, as the case may be.

Section 16.2           (A)  If an Event of Default (i) described in Section 16.1 (E) hereof shall occur, or (ii) described in Sections 16.1(A), (B), (C), (D), (F) or (G) shall occur and Landlord, at any time thereafter prior to the curing of the Event of Default, at its option gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date Landlord shall give Tenant such notice, which date shall be at least five (5) Business Days after the date of sending of the notice to Tenant then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause (i) above occurred or the date such notice is given to Tenant by Landlord were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless be liable for all of its obligations hereunder, as provided in Articles 17 and 18 hereof. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(E) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease as provided in Section 12.3(B), Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days’ notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

(B)           If an Event of Default described in Section 16.1 (A) hereof shall occur, or this Lease shall be terminated as provided in Section 16.2(A) hereof, Landlord, without notice, may reenter and repossess the Premises without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or other suitable action or proceeding at law or equity.

Section 16.3           If, at any time (i) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (ii) Tenant’s interest in this Lease shall have been assigned, the word “Tenant”, as used in Section 16.1(E), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1(E) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 16.2.

ARTICLE 17

REMEDIES AND DAMAGES

Section 17.1           (A)  If this Lease and the Term shall expire and come to an end as provided in Article 16 hereof:

(1)           Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof without notice, either by summary proceedings, or by any other applicable action or proceeding, or other suitable action or proceeding at law or equity (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

(2)           Landlord, at Landlord’s option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its reasonable discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(B)           Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

Section 17.2           (A)  If this Lease and the Term shall expire and come to an end as provided in Article 16 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 17.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(1)           Tenant shall pay to Landlord all Fixed Rent, Escalation Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

(2)           Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as “Deficiency”) between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (2) of Section 17.1 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s reasonable expenses in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys’ fees and disbursements, alteration costs, contribution to work and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(3)           whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of clause (A)(2) of this Section 17.2 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(B)           If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 17, the term “Escalation Rent” as used in Section 17.2(A) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of Article 27 hereof for the Operating Year immediately preceding such event. Nothing contained in Article 16 hereof or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 17.2.

ARTICLE 18

FEES AND EXPENSES

Section 18.1           If Tenant shall default under this Lease, Landlord may, without thereby waiving such default and without liability to Tenant in connection therewith, deliver notice to Tenant of such default. If such default shall adversely affect the premises occupied by another tenant within the Building or the Building Systems or adversely affect the Operation of the Property and Tenant shall fail to commence the cure of the default referenced in such notice within seven (7) days, Landlord may give a notice to Tenant referring to Landlord’s original notice and indicating in said notice that if Tenant fails to commence the cure of such default within five (5) days after said second request, Landlord may, but shall not be obligated to, perform the same for the account and at the expense of Tenant. If Tenant shall fail to commence to cure such default within said five (5) day period, or fail thereafter to diligently proceed to complete such cure or if Tenant shall fail to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is threatened, Landlord may (1) perform the same for the account of Tenant, or (2) make any reasonable expenditure or incur any obligation for the payment of money, including, but not limited to, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, and the cost thereof, with interest thereon at the Applicable Rate from the date Tenant is presented with a bill or statement, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor.

Section 18.2           If Tenant shall fail to pay any installment of Fixed Rent, Escalation Rent or any other item of Rental within three (3) days after notice from Landlord that same is due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Escalation Rent or other item of Rental, as the case may be, as a late charge and as additional rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date three (3) days after the date of notice that such payment was due to and including the date of payment.

ARTICLE 19

NO REPRESENTATIONS BY LANDLORD

Landlord and Landlord’s agents have made no representations or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Premises in the condition which shall exist on the Rent Commencement Date, “as is”, subject to Landlord’s compliance with the applicable terms and conditions of this Lease with respect to the delivery of possession of the Premises, and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant’s occupancy except to perform Landlord’s Work.

ARTICLE 20

END OF TERM

Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and otherwise in compliance with the provisions of Article 3 hereof. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20 with respect to the originally stated Expiration Date. Tenant acknowledges that possession of the Premises must be surrendered to Landlord on the Expiration Date. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Escalation Rent theretofore payable hereunder, and will be impossible to measure accurately. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on or before the Expiration Date, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord’s right to demonstrate and collect any damages suffered by Landlord and arising from Tenant’s failure to surrender the Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Premises for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date, a sum equal to (a) one and one-half (1½) times the aggregate of that portion of the Fixed Rent and Escalation Rent which were payable under this Lease during the last month of the Term for each month of such holdover during the period commencing on the Expiration Date and ending sixty (60) days after the Expiration Date (the “First Holdover Period”) and (b) two (2) times the aggregate of that portion of the Fixed Rent, Escalation Rent and other items of Rental which were payable under this Lease during the last month of the Term for each month of such holdover during the period commencing on the day next succeeding the end of the First Holdover Period and ending on the day on which Tenant shall surrender the Premises in accordance with the terms and conditions of this Lease. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises without written consent after the Expiration Date or to limit in any manner Landlord’s right to regain possession of the Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 20. The provisions of this Article 20 shall survive the Expiration Date.

ARTICLE 21

QUIET ENJOYMENT

Provided that this Lease is in full force and effect, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Section 37.2 hereof and Article 7 hereof, including, without limitation, all Superior Leases and Mortgages.

ARTICLE 22

FAILURE TO GIVE POSSESSION

Section 22.1           Except as provided below, Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord’s failure for any reason to deliver possession of the Premises on the dates set forth in Section 22.2 hereof for the commencement of the Term. No such failure to give possession on such dates shall in any way affect the validity of this Lease or extend the term or affect the Fixed Expiration Date or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall the same be construed in any way to extend the Term except as provided in this Article 22.

Section 22.2           [Intentionally Omitted].

Section 22.3           Time shall be of the essence with respect to Tenant’s right to terminate this Lease with respect to any portion of the Premises. If Tenant shall not terminate this Lease with respect to any portion of the Premises in a timely fashion as aforesaid, this Lease shall continue in full force and effect in accordance with its terms with respect to the entire Premises.

ARTICLE 23

NO WAIVER

Section 23.1           No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such subletting unless such liability shall arise (i) out of Landlord’s gross negligence or willful misconduct or (ii) in connection with a Recapture Sublease.

Section 23.2           The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord or payment by Tenant of Fixed Rent, Escalation Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations or Alterations Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations or Alterations Rule and Regulation, as the case may be. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by Landlord or Tenant, as the case may be. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or other item of Rental, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other item of Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Fixed Rent or other item of Rental or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

ARTICLE 24

WAIVER OF TRIAL BY JURY

The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other

(except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

ARTICLE 25

INABILITY TO PERFORM

Except as provided herein, this Lease and the obligation of Tenant to pay Rental hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles, or by any cause whatsoever reasonably beyond Landlord’s control (other than Landlord’s financial condition), including but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any Requirements of any Governmental Authority or by reason of the conditions of supply and demand which have been or are affected by war or other emergency (“Unavoidable Delays”). Landlord shall promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease.

ARTICLE 26

BILLS AND NOTICES

Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if sent by registered or certified mail (return receipt requested) addressed as follows:

if to Tenant (a) at Tenant’s address set forth in this Lease, if mailed prior to Tenant’s taking possession of the Premises, or (b) at the Building, if mailed subsequent to Tenant’s taking possession of the Premises, or (c) at any place where Tenant or any agent or employee of Tenant be found if mailed subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises, in each case with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, Attn: Andrew J. Dady, Esq., and

if to Landlord at Landlord’s address set forth in this Lease, Attn: Office of the Chief Investment Officer, Senior Vice President, and with copies to (x) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn.: Chris M. Smith, Esq. and (y) any Mortgagee or Lessor which shall have requested same, by notice given in accordance with the provisions of this Article 26 at the address designated by such Mortgagee or Lessor, or to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been hand delivered or three (3) Business Days from when it shall have been mailed as provided in this Article 26. Any notice duly delivered in accordance with the terms of this Article 26 by the respective attorneys of Landlord and Tenant shall be deemed a valid notice for purposes of this Article 26.

ARTICLE 27

ESCALATION

Section 27.1           For the purposes of this Article 27, the following terms shall have the meanings set forth below.

(A)          “Assessed Valuation” shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

(B)           “Base Operating Expenses” shall mean the Operating Expenses for the Base Operating Year.

(C)           “Base Operating Year” shall mean the calendar year ending December 31, 2002.

(D)          “Base Taxes” shall mean the Taxes for the Tax Year commencing July 1, 2001 and ending June 30, 2002.

(E)           (1)  “Operating Expenses” shall mean the aggregate of those costs and expenses determined on an accrual basis consistently applied (and consistent with the accrual basis applied in the Base Operating Year) without duplication (and taxes, if any, thereon, including, without limitation, sales and value-added taxes) actually paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in respect of the Operation of the Property which are properly chargeable to the Operation of the Property together with and including (without limitation) the costs of gas, oil, steam, water, sewer rental, electricity (for the portions of the Real Property not leased to and occupied by tenants or available for occupancy), HVAC and other utilities furnished to the Building and utility taxes, and the expenses incurred in connection with the Operation of the Property such as insurance premiums as required by any Mortgagee, or, if there is no Mortgagee, consistent with the insurance maintained by other first class buildings in midtown Manhattan, attorneys’ fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any reduction of Taxes) and auditing and other professional fees and expenses, but specifically excluding:

(a)           Taxes,

(b)           franchise, income, inheritance or transfer taxes imposed upon Landlord,

(c)           debt service payments and any other charges payable in connection with any Mortgages,

(d)           all leasing costs, including, without limitation, leasing and brokerage commissions and similar fees (including appraisals), and accounting and appraisal fees relating to determinations of fair market rent,

(e)           capital improvements (except as otherwise provided herein) and the cost, if any, of removing, remediating, abating or otherwise treating asbestos or any other hazardous material or waste from the Building,

(f)            the cost of electrical energy and condenser water provided during overtime periods consumed in any space within the Building leased or available for lease to tenant(s) and any survey costs or submetering or submeter reading costs incurred in connection therewith,

(g)           the cost of tenant installations and improvements to any tenant’s premises, tenant allowances or tenant inducements incurred in connection with preparing space for a tenant,

(h)           salaries, including, without limitation, wages, fringe benefits and all other compensation, of personnel above the grade of building manager and such building manager’s supervisor,

(i)            rent and any other amounts paid under Superior Leases other than amounts in the nature of Operating Expenses,

(j)            any expense for which Landlord is otherwise compensated through the proceeds of insurance (or would have been so compensated but for Landlord’s failure to maintain the insurance required hereunder), including but not limited to reimbursement by any tenant (including Tenant), or any expense of the Building for services in excess of the services Landlord is obligated to furnish to Tenant hereunder,

(k)           legal fees, accounting fees, disbursements and other costs incurred in connection with any negotiation of, or disputes arising out of, any space lease or proposed space lease in the Building,

(l)            depreciation or amortization, except as provided herein,

(m)          Landlord’s advertising, entertainment and promotional costs for the Building,

(n)           the portion of any fee or expenditure paid to any Affiliate of Landlord which exceeds the amount which would be paid for comparable services and/or goods in the absence of such relationship,

(o)           auditing fees and other expenses incurred in connection with tenant (including Tenant) disputes,

(p)           payments made to tenants to take over leases,

(q)           to the extent any costs that are otherwise includable in Operating Expenses are incurred with respect to the Building and other buildings owned or managed by Landlord, the amounts that are properly allocable to such other buildings shall be excluded from Operating Expenses,

(r)            expense of inspection, abatement, remediation or removal of hazardous substances in the Real Property or any part thereof,

(s)           costs incurred in connection with the financing or refinancing of the Real Property, or a sale or transfer of all or any portion of the Real Property (including the acquisition or sale of air rights, transferable development rights, easements or other real property interests) or any interest therein or in any Person of whatever tier owing an interest therein;

(t)            costs and expenses incurred in connection with the enforcement of leases, including court costs, accounting fees, auditing fees, attorneys fees and disbursements in connection with any summary proceeding to disposes any tenant;

(u)           costs and expenses incurred in connection with procuring tenants, including lease concessions, lease takeover or rental assumption obligations, architectural costs, engineering, fees and other similar professional costs and legal fees in connection with lease negotiations;

(v)           damages and attorneys’ fees and disbursements and any other costs in connection with any proceeding, judgment, settlement or arbitration award resulting from any liability of Landlord and fines or penalties due to Landlord’s negligence or wrongful acts;

(w)          any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(x)            fines or penalties resulting from the violation by Landlord of any Requirements;

(y)           the cost of installing, operating and maintaining any specialty facility such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club, child care or similar facility, auditorium, cafeteria or dining facility or conference center, or making any additions to, or building additional stories on, the Building or its plazas, or adding buildings or other structures adjoining the Building, or connecting the Building to other structures adjoining the Building;

(z)            the cost of acquiring, leasing, installing, maintaining displaying, protecting, insuring, restoring or renewing works of art or temporary exhibitions located at or within the Building;

(aa)         costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or other Requirement;

(bb)         [intentionally omitted];

(cc)         all costs, including, without limitation, the cost of repair made by Landlord to remedy damage caused by or resulting from the gross negligence, willful misconduct, or improper acts of Landlord, its agents, servants or employees, contractors, or suppliers;

(dd)         the cost of any repair, replacement or restoration or other work occasioned by fire or other casualty insured under a standard “all risk” policy of insurance (regardless of whether Landlord has in fact maintained such insurance) other than amount of any self retention or deductible under such policy or the exercise by government authorities of the right of eminent domain (whether taking is total or partial) or condemnation, to the extent Landlord is compensated therefor or would have been compensated therefore had Landlord obtained the insurance which Landlord is required to obtain pursuant to this Lease;

(ee)         legal expenses, accounting and other professional service costs not allocable to the Operation of the Property;

(ff)           costs of utilities directly metered to tenants of the Building and payable separately by such tenants;

(gg)         costs of overtime HVAC service provided to any other tenant of the Building;

(hh)         any bad debt loss, rent loss or reserves for bad debt or rent loss;

(ii)           any Operating Expenses incurred exclusively to service retail space of the Building;

(jj)           all costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building), to the extent that Landlord shall be entitled to reimbursement from any tenant in the Building, including Tenant, for the cost of like goods and services furnished to Tenant pursuant to this Lease other than in the nature of Operating Expenses;

(kk)         increases in Operating Expenses attributable to changes in the percentage used for determining management fees in excess of two and one-half percent (2.5%) of the annual gross rentals of the Building;

(ll)           all rentals of capital equipment to the extent same would not be an Operating Expense if such equipment were purchased;

(mm)       all costs associated with Landlord’s political, civic or charitable contributions;

(nn)         Landlord’s general corporate overhead and general and administrative expenses;

(oo)         the capital cost of any physical additions to the Building after the date hereof;

(pp)         any expenses for repairs or maintenance which are covered by warranties and service contracts and such expenses are reimbursed to Landlord pursuant thereto; and

(qq)         Operating Expenses attributable solely to storage space in the Building.

except, however, that if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had furnished such work or services to such tenant. Any costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant’s or Landlord’s expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord’s expense shall be deducted from Operating Expenses otherwise chargeable to the Operation of the Property. Any insurance proceeds received with respect to any item previously included as an Operating Expense shall be deducted from Operating Expenses for the Operating Year in which such proceeds are received; provided, however, to the extent any insurance proceeds are received by Landlord in any Operating Year with respect to any item which was included in Operating Expenses during the Base Operating Year, the amount of insurance proceeds so received shall be deducted from Base Operating Expenses and (x) the Base Operating Expenses shall be retroactively adjusted to reflect such deduction and (y) all retroactive Operating Payments resulting from such retroactive adjustment shall be due and payable within twenty (20) days of being billed therefor by Landlord.

(2)           In determining the amount of Operating Expenses for any Operating Year, including, without limitation, the Base Operating Year, if less than 95% of the Building rentable area shall have been occupied by tenant(s) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the like expenses which would normally be expected to be incurred had at least 95% of such areas been occupied throughout such Operating Year.

(3)           (i)  If any capital improvement is made during any Operating Year in order to comply (a) with a Requirement enacted subsequent to the date of this Lease or (b) with a Requirement in effect as of the date of this Lease which requires ongoing improvements from time to time (provided that the Building shall have been in compliance with the existing Requirement as of the date of this Lease), then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, to the extent the cost of such improvement is required to be capitalized for federal income tax purposes, such cost shall be amortized over the useful economic life of such improvement as determined in accordance with accrual basis accounting principles consistently applied, and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

(ii)           If any capital improvement is made during any Operating Year either for the purpose of saving or reducing Operating Expenses (as, for example, a labor-saving improvement), then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made, unless such cost shall exceed such savings or reduction in Operating Expenses for such Operating Year, in which case only an amount equal to the savings or reduction shall be included; provided, however, in either event, such cost shall be amortized over such period of time as Landlord reasonably estimates such savings or reduction in Operating Expenses (to the extent of such savings) will equal the cost of such improvement and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

(F)           “Operating Statement” shall mean an itemized statement in reasonable detail setting forth a comparison of the Operating Expenses for an Operating Year with the Base Operating Expenses and the Escalation Rent for the preceding Operating Year pursuant to the provisions of this Article 27.

(G)           “Operating Year” shall mean the calendar year within which the Commencement Date occurs and each subsequent calendar year for any part or all of which Escalation Rent shall be payable pursuant to this Article 27.

(H)          “Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any “air” and “development” rights now appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and (iii) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Real Property or the Building, including any Business Improvement District taxes and assessments) without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes or on account of any exemption or abatements of Taxes to which the Real Property is entitled; provided, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real

Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord’s sole asset were the Real Property. With respect to any Tax Year, all reasonable out-of-pocket expenses, including attorneys’ fees and disbursements, experts and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year in each case with respect to the Tax Year commencing on July 1, 2001 and each Tax Year thereafter. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (i) any taxes on Landlord’s income, (ii) franchise, gains, recording, capital stock, excise, gift, mortgage, recording, foreign ownership or control, payroll or stamp taxes, (iii) estate or inheritance taxes, income taxes, transfer taxes, occupancy or rent taxes (except to the extent same are in substitution of Taxes), foreign ownership or control taxes, late charges and penalties, and any charges or taxes paid directly to the applicable Governmental Authority by individual tenants (by way of example only, vault taxes for a tenant using such vaults and water and sewer taxes, for a restaurant tenant) or (iv) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes, or (v) any penalties or late charges imposed against Landlord or any superior party with respect to Taxes, unless such penalties or late charges arise solely out of Tenant’s failure to timely deliver any Tax Payment. In determining the amount of Taxes for any Tax Year (or for the partial calendar years in which the Term shall commence or expire), Taxes payable in such Tax Year shall be apportioned for the portions of the Tax Years occurring within such partial years.

(I)            “Tax Statement” shall mean a statement setting forth a comparison of Taxes for a Tax Year with the Base Taxes and the Tax Payment due for such Tax Year pursuant to the provisions of this Article 27, which Tax Statement shall be accompanied by a copy of the relevant tax bill for the applicable Tax Year.

(J)            “Tax Year” shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by The City of New York as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

Section 27.2           (A)  If the Taxes payable for any Tax Year (any part or all of which falls within the Term) shall represent an increase above the Base Taxes, then Tenant shall pay as additional rent for such Tax Year and continuing thereafter until a new Tax Statement is rendered to Tenant, Tenant’s Share of such increase (the “Tax Payment”). Tenant shall not be entitled to any credit against any Tax Payment on account of any discount that Landlord may receive by virtue of any early payment of Taxes or on account of any exemptions or abatements of Taxes to which the Real Property is entitled, to the extent attributable, in whole or in part, to any other real property owned by Landlord or any affiliate or any property with respect to which Landlord or such affiliate is the lessee under any ground or underlying lease, and Taxes shall be calculated without taking into account any such discounts, exemptions or abatements. The Taxes shall be computed initially on the basis of the Assessed Valuation in effect at the time the Tax Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time), regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in Section 27.3(A) hereof.

(B)           Subject to the provisions of this Section 27.2(B), at any time during or after the Term, Landlord may render to Tenant a Tax Statement or Statements showing (i) a comparison of the Taxes for a Tax Year with the Base Taxes and (ii) the amount of the Tax Payment resulting from such comparison. Tenant shall pay Landlord in two (2) equal installments, in advance, on June 10th and December 10th of each year, the Tax Payment shown thereon. If Taxes are required to be paid in full or on any other date or dates than as presently required by the Governmental Authority imposing the same, then the due date of the installments of the Tax Payment shall be correspondingly accelerated or revised so that the Tax Payment (or the two (2) installments thereof) is due at least twenty (20) days prior to the date the corresponding payment is due to the Governmental Authority but in no event more than thirty (30) days prior to the date upon which such Taxes are due to the Governmental Authority. If such Tax Payment shall be accelerated or revised, Landlord shall give Tenant at least thirty (30) days prior notice (or such shorter time as is practicable under the circumstances) of such acceleration or revision. If the Tax Year established by The City of New York shall be changed, any Taxes for the Tax Year prior to such change which are included within the new Tax Year and which were the subject of a prior Tax Statement shall be apportioned for the purpose of calculating the Tax Payment payable with respect to such new Tax Year. Landlord’s failure to render a Tax Statement during or with respect to any Tax Year shall not eliminate or reduce Tenant’s obligation to make Tax Payments pursuant to this Article 27 for such Tax Year, and shall not prejudice Landlord’s right to render a Tax Statement during or with respect to any subsequent Tax Year. Notwithstanding the foregoing, if Landlord shall not deliver a Tax Statement within twenty-four (24) months of the expiration of the Tax Year in question, Landlord shall be deemed to have waived its right to collect such further increase in Taxes with respect to the Tax Year in question. Upon written request, but not more often than once a year, Landlord shall furnish Tenant with a reproduced copy of the tax bill (or receipted bill) for the Taxes for the current or next succeeding Tax Year (if theretofore issued by the Governmental Authority).

(C)           The Tax Payment shall be pro rated for any partial Tax Year in which the Term of this Lease shall expire. If a Tax Statement is furnished to Tenant after the commencement of the Tax Year in respect of which such Tax Statement is rendered, Tenant shall within twenty (20) Business Days thereafter, pay to Landlord an amount equal to the amount of any underpayment of the Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord shall either pay to Tenant or, at Landlord’s election, credit against subsequent payments of Fixed Rent, the amount of Tenant’s overpayment, except if the Term shall have expired, provided no Event of Default shall exist as of the date the Term shall expire, Landlord shall promptly thereafter pay to Tenant the amount of such overpayment.

Section 27.3           (A)  Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the Assessed Valuation. In the event that, after a Tax Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Tax Year other than the Base Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Tax Statement adjusting the Taxes for such Tax Year (taking into account the expenses mentioned in Section 27.1(H)) and setting forth Tenant’s Share of such refund and Tenant shall receive such Share by way of a credit against the Fixed Rent next becoming due after the sending of such Tax Statement or, if no further Fixed Rent shall be due (or to the extent such amount exceeds the remaining Fixed Rent that shall next becoming due), enclosing payment of the amount of Tenant’s Share of such refund to Tenant, provided, however, that Tenant’s Share of such refund shall be limited to the portion of the Tax Payment, if any, which Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable on the basis of the Assessed Valuation before it had been reduced.

(B)           In the event that, after a Tax Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then the Base Taxes shall be retroactively adjusted to reflect such reduction, and all Tax Payments shall be calculated with giving effect to such reduction in the Assessed Valuation with respect to such Base Taxes.

Section 27.4           (A)  If the Operating Expenses for any Operating Year (any part or all of which falls within the Term, but after the Base Operating Year) shall be greater than the Base Operating Expenses, then Tenant shall pay as additional rent for such Operating Year and continuing thereafter until a new Operating Statement is rendered to Tenant, Tenant’s Share of such increase (the “Operating Payment”) as hereinafter provided.

(B)           Subject to the provisions of this Section 27.4(B), at any time during or after the Term, Landlord may render to Tenant an Operating Statement or Statements showing (i) a comparison of the Operating Expenses for the Operating Year in question with the Base Operating Expenses, and (ii) the amount of the Operating Payment resulting from such comparison. Landlord’s failure to render an Operating Statement during or with respect to any Operating Year in question shall not prejudice Landlord’s right to render an Operating Statement during or with respect to any subsequent Operating Year, and shall not eliminate or reduce Tenant’s obligation to make payments of the Operating Payment pursuant to this Article 27 for such Operating Year. Notwithstanding the foregoing, if Landlord shall not deliver an Operating Statement within twenty-four (24) months of the expiration of the Operating Year in question, Landlord shall be deemed to have waived its right to collect such further increase in Operating Expenses with respect to the Operating Year in question; provided, however, that if any information necessary for Landlord to render any such Operating Statement shall be obtained from or furnished by a third party and was not reasonably known to Landlord within such twenty-four (24) month period after the end of the Operating Year in question or such twenty-four (24) month period after the Term, Landlord may render an Operating Statement or a revised Operating Statement within thirty (30) days of its receipt of such information.

(C)           On the first day of the second month following the furnishing to Tenant of an Operating Statement, Tenant shall pay to Landlord a sum equal to 1 /12th of the Operating Payment shown thereon to be due for the preceding Operating Year multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of such Operating Year in which such Operating Statement is delivered, less Operating Payments and any Tentative Monthly Escalation Charge theretofore made by Tenant for such Operating Year and thereafter, commencing with the then current monthly installment of Fixed Rent and continuing monthly thereafter until rendition of the next succeeding Operating Statement, Tenant shall pay on account of the Operating Payment for such Year an amount equal to 1/12th of the

Operating Payment shown thereon to be due for the preceding Operating Year. Any Operating Payment shall be collectible by Landlord in the same manner as Fixed Rent.

(D)          (1)  As used in this Section 27.4, (i) “Tentative Monthly Escalation Charge” shall mean a sum equal to 1/12th of the product of (a) Tenant’s Share, and (b) the difference between (x) the Base Operating Expenses and (y) Landlord’s reasonable good faith estimate of Operating Expenses for the Current Year (provided, however, that such estimate shall not exceed one hundred ten percent (110%) of the Operating Expenses for the immediately preceding Operating Year, unless Landlord shall be able to reasonably demonstrate that such higher percentage is reasonably reflective of the anticipated Operating Expenses for the Current Year), and (ii) “Current Year” shall mean the Operating Year in which a demand is made upon Tenant for payment of a Tentative Monthly Escalation Charge.

(2)           At any time in any Operating Year, Landlord, at its option, in lieu of the payments required under Section 27.4(C) hereof, may demand and collect from Tenant, as additional rent, a sum equal to the Tentative Monthly Escalation Charge multiplied by the number of months in said Operating Year preceding the demand and reduced by the sum of all payments theretofore made under Section 27.4(C) with respect to said Operating Year, and thereafter, commencing with the month in which the demand is made and continuing thereafter for each month remaining in said Operating Year, and such Tentative Monthly Escalation Charges shall be due on the first day of each month thereafter.

(E)           (1)  After the end of the Current Year and at any time that Landlord renders an Operating Statement or Statements to Tenant as provided in Section 27.4(B) hereof with respect to the comparison of the Operating Expenses for said Operating Year or Current Year, with the Base Operating Expenses, as the case may be, the amounts, if any, collected by Landlord from Tenant under Section 27.4(C) or (D) on account of the Operating Payment or the Tentative Monthly Escalation Charge, as the case may be, shall be adjusted, and, if the amount so collected is less than or exceeds the amount actually due under said Operating Statement for the Operating Year, a reconciliation shall be made as follows:  Tenant shall be debited with any Operating Payment shown on such Operating Statement and credited, or, if no further Fixed Rent shall be payable hereunder (or to the extent such amount exceeds the remaining Fixed Rent that shall next be coming due), shall be paid to Tenant with the amounts, if any, paid by Tenant on account in accordance with the provisions of subsection (C) and subsection (D)(2) of this Section 27.4 for the Operating Year in question. Tenant shall pay any net debit balance to Landlord within fifteen (15) days next following rendition by Landlord of an invoice for such net debit balance; any net credit balance shall be applied against the next accruing monthly installments of Fixed Rent, or, if no further Fixed Rent shall be payable, shall be paid to Tenant.

(2)           If the sum of the Tentative Monthly Escalation Charges and payments made by Tenant in accordance with subsection (C) of this Section 27.4 for any Operating Year shall have exceeded the Operating Payment for such Operating Year by more than ten percent (10%), interest at the Applicable Rate on the amount of the overpayment determined as of the respective dates of such payments by Tenant and calculated from such respective dates to the dates on which such amounts are credited against the monthly installments of Fixed Rent, shall be so credited. Any amount owing to Tenant subsequent to the Term shall be paid to Tenant within ten (10) Business Days after a final determination has been made of the amount due to Tenant together with interest accruing thereon at the Applicable Rate from and after the last day of the Term until such amount shall be paid to Tenant.

Section 27.5           Any Operating Statement (other than the Operating Statement with respect to the Base Operating Year) sent to Tenant shall be conclusively binding upon Tenant unless, within one hundred eighty (180) days after such Operating Statement is sent, Tenant shall send a written notice to Landlord objecting to such Operating Statement and specifying the respects in which such Operating Statement is disputed; provided however, that the foregoing notwithstanding, the Operating Statement with respect to the Base Operating Year shall be conclusively binding upon Tenant unless, within one hundred eighty (180) days after the end of the Operating Year immediately following the Base Operating Year, Tenant shall send a written notice to Landlord objecting to such Operating Statement with respect to the Base Operating Year and specifying the respects in which such Operating Statement is disputed. If any such notice pursuant to the preceding sentence is sent, provided Tenant shall have paid to Landlord when due the amount shown on any such Operating Statement, as provided in Section 27.4 hereof, Tenant (together with its independent certified public accounting firm reasonably satisfactory to Landlord) may examine Landlord’s books and records relating to the Operation of the Property to determine the accuracy of the Operating Statement and the Base Operating Expenses with respect only to the item(s) of Operating Expenses then being objected to by Tenant and not previously examined or objected to by Tenant. Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in strict confidence; provided, however, Tenant may reveal such information on a need to know basis to its consultants in connection with settlement talks, arbitration or litigation in connection with such dispute; provided further, however, that such consultants agree to be bound by the confidentiality provisions set forth in this Section 27.5. If after such examination, Tenant still disputes such Operating Statement, Base Operating Expenses, or Base Taxes, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed as long as such certified public accounting firm is one of the so-called “big-five” public accounting firms, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially successful, such fees and expenses shall be apportioned between Landlord and Tenant in inverse proportion to the amount by which such decision is favorable to each party); provided, however, that if it is finally determined that there were inaccuracies in the disputed Operating Statement which in the aggregate after setting off any overstated items against any understated items result in a net reduction equal to or greater than ten percent (10%) of (i) the Operating Expenses reflected in such Operating Statement, (ii) the Base Operating Expenses, or (iii) the Base Taxes, then the reasonable, out-of-pocket fees and expenses of Tenant’s examination of Landlord’s books and records in connection therewith shall be borne by Landlord, plus interest on such overpayment at the Applicable Rate. Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Operating Statement, as provided in Section 27.4 hereof.

Section 27.6           The expiration or termination of this Lease during any Operating Year or Tax Year shall not affect the rights or obligations of the parties hereto respecting payments of Escalation Rent for such Operating Year or Tax Year and any Operating Statement or Tax Statement relating to such Escalation Rent, may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination; provided, however, that nothing set forth in the preceding sentence shall extend or modify the time limitations set forth in Sections 27.2(B) and 27.4(B) hereof. In determining the amount of Escalation Rent for the Operating Year and Tax Year in which the Term shall expire, the payment of Escalation Rent for such Operating Year and Tax Year shall be prorated based on the number of days of the Term which fall within such Operating Year and Tax Year. Any payments due under such Operating Statement or Tax Statement shall be payable within twenty (20) days after such Statement is sent to Tenant.

ARTICLE 28

SERVICES

Section 28.1           (A)  Landlord shall provide passenger elevator service to the Premises twenty-four hours per day, seven days per week, three hundred sixty-five days per year, subject to interruption and cessation due to Unavoidable Delays, Requirements and insurance requirements.

(B)           Commencing on the Commencement Date, there shall be one (1) freight elevator serving the Premises on call on a “first come, first served” basis (without affording any other tenant of the Building more favorable availability than being afforded Tenant) on Business Days from 8:00 a.m. to 5:00 p.m., and on a reservation, “first come, first served” basis (without affording any other tenant of the Building more favorable availability than being afforded Tenant) from 5:00 p.m. to 8:00 a.m. on Business Days and at any time on days other than Business Days. If Tenant shall use the freight elevators (subject to availability) serving the Premises between 5:00 p.m. and 8:00 a.m. on Business Days or at any time on any other days, Tenant shall pay Landlord additional rent for such use at Landlord’s standard rates; provided, however, that in connection with the performance of the Initial Alterations and Tenant’s initial move into the Premises, Tenant shall not be required to pay for the first twenty (20) hours of Tenant’s use of such freight elevators between the hours of 5:00 p.m. and 8:00 a.m. on Business Days. Tenant acknowledges that such charge by Landlord for the freight elevator service may be increased from time to time during the Term hereof based on increases in Landlord’s cost to provide such service. The foregoing notwithstanding, in connection with (x) the performance of any Alterations, and (y) delivery to or from the Premises of large or bulky deliveries, Tenant shall only be permitted to use the freight elevators (subject to availability) serving the Premises between 5:00 p.m. and 8:00 a.m. on Business Days or at any time on Saturdays and Sundays on a non-exclusive, non-discriminatory basis, and shall pay Landlord additional rent for such use at Landlord’s standard rates. In addition to the foregoing, Tenant shall have the right to the non-exclusive use of the Building loading dock on a “first come, first served” basis (without affording any other tenant of the Building more favorable availability than being afforded Tenant) on Business Days from 8:00 a.m. to 5:00 p.m. and on a reservation “first come, first served” basis (without affording any other tenant of the Building more favorable availability than being afforded Tenant) from 5:00 p.m. to 8:00 a.m. on Business Days and at any time on days other than Business Days.

Section 28.2           Landlord, at Landlord’s expense, but subject to recoupment pursuant to Article 27 hereof, commencing on the Commencement Date, shall furnish to the points of entry to the Premises through the HVAC System, heating and air conditioning to the Premises from 8:00 a.m. to 6:00 p.m. on Business Days when required for comfortable occupancy in accordance with the specification attached hereto as Exhibit “B” of the Premises. Tenant acknowledges and agrees that to the extent Tenant shall install or use heat generating machines or equipment or construct partitioning or other Alterations in the Premises which adversely affects the air circulation in the Premises, Landlord may not be able to meet the specifications set forth on Exhibit “B” and accordingly Landlord shall have no liability to Tenant if as a result of the foregoing it shall be unable to meet said specifications. Landlord, throughout the Term, upon reasonable notice (which may be oral), shall have free access to any and all mechanical installations of Landlord, including but not limited to, air-cooling, fan, ventilating and machine rooms and electrical closets; Tenant shall not construct partitions or other obstructions which may materially interfere with Landlord’s free access thereto, or interfere with the moving of Landlord’s equipment to and from the enclosures containing said installations. Neither Tenant, nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect said mechanical installations.

Section 28.3           The Fixed Rent does not reflect or include any charge to Tenant for the furnishing of any necessary freight elevator facilities or distributing HVAC to the Premises during periods (“Overtime Periods”) other than the hours and days set forth above. Accordingly, if Landlord shall furnish any such freight elevator facilities (except as provided in Section 28.1 (B) hereof) or HVAC to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord additional rent for such freight elevator service, including the services of the operator thereof, as set forth in Section 28.1 (B) hereof and Tenant shall pay Landlord additional rent for such HVAC service at the standard rate per hour, subject to increase as provided herein. Such rates may be proportionately increased commencing January 1, 2002 and thereafter on each subsequent January 1st of each calendar year by the percentage increase in the Consumer Price Index in effect on such date during the previous year to that in effect on such date during such calendar year. Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such services prior to 2:00 p.m. of the day upon which such services are requested or by 2:00 p.m. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day. If Tenant fails to give Landlord such advance notice, then, failure by Landlord to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise. If more than one tenant utilizing the same services as Tenant requests the same Overtime Periods for the same services as Tenant, the charge to Tenant shall be adjusted pro rata based on the period of time each tenant, including Tenant, utilizes such system.

Section 28.4           Provided Tenant shall keep the Premises in order, Landlord, at Landlord’s expense, subject to recoupment pursuant to Article 27 hereof, commencing on the Business Date, shall cause the Premises, excluding any portions of the Premises used for any private or non-core lavatories or the storage, preparation, service or consumption of food or beverages, to be cleaned, substantially in accordance with the standards set forth in Schedule B annexed hereto and made a part hereof. If, however, any additional cleaning of the Premises is to be done by Tenant, it shall be done at Tenant’s sole expense, in a manner reasonably satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish from the Premises and the Building to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable within fifteen (15) days of receipt of same by Tenant as additional rent. Tenant, at Tenant’s expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Building for the purpose of providing such extermination services, other than persons first approved by Landlord, such approval not to be unreasonably withheld or delayed.

Section 28.5           If the “sprinkler system” installed in the Building or any of its appurtenances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant’s agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the New York Board of Fire Underwriters or the Insurance Services Office or any bureau, department or official of the state or city government shall require that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant’s particular business, or the Alterations made by Tenant, or the location of the partitions, trade fixtures, or other contents of the Premises placed by or on behalf of Tenant, Landlord shall, at Tenant’s reasonable expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment. Landlord covenants that the Building sprinkler riser servicing the Premises shall provide adequate pressure and water to the point of entry to the Premises in accordance with applicable Requirements.

Section 28.6           Landlord shall provide to the lavatories in the core area of the Premises hot and cold water for ordinary drinking, cleaning and lavatory purposes and to the pantries and other lavatories in the Premises cold water for such purposes. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, cleaning, or lavatory purposes, Landlord may install a water meter and thereby measure Tenant’s water consumption for all such additional purposes. In such event (1) Tenant shall pay Landlord for the cost of the meter and Landlord’s actual, reasonable out-of-pocket cost of the installation thereof and through the duration of Tenant’s occupancy Tenant shall keep said meter and equipment in good working order and repair at Tenant’s own cost and expense; (2) Tenant shall pay for water consumed as shown on said meter above the cost of ordinary water usage, as and when bills are rendered as additional rent, and on the occurrence of an Event of Default in connection with making such payment Landlord may pay such charges and collect the same from Tenant; and (3) Tenant shall pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the realty of which they are a part pursuant to any Requirement made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system; provided, however, that in no event shall any item included in the definition of “Taxes” in Section 27.1 be included within the items which Tenant shall be required to pay pursuant to this clause (3). The bill rendered by Landlord for the above shall be based upon Tenant’s consumption and shall be payable by Tenant as additional rent within ten (10) Business Days of rendition.

Section 28.7           Landlord reserves the right to stop service of the HVAC System or the elevator, electrical, plumbing or other Building Systems or facilities in the Building when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed (which repairs, alterations and improvements shall be performed in accordance with Section 4.4 hereof). Except as otherwise provided in Section 14.3 hereof, Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply HVAC, elevator, electrical, plumbing or other Building Systems or facilities when prevented by Unavoidable Delays or by any Requirement of any Governmental Authority or due to the exercise of its right to stop service as provided in this Section 28.7. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or, except as provided in Section 14.3 hereof, entitle Tenant to any compensation or to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. Landlord agrees to use reasonable efforts to provide Tenant with such reasonable prior oral notice (except in the event of an emergency) that may be practicable under the circumstances of any anticipated stoppage of service, it being expressly understood and agreed, however, that Landlord shall not incur any liability for its failure to so notify Tenant unless Landlord shall willfully fail to notify Tenant of such anticipated stoppage of service. All repairs, alterations or improvements pursuant to this Section 28.7 or Section 28.8 below shall be performed in accordance with Section 4.4 hereof, and Landlord shall make reasonable efforts to ensure (i) that any such repairs, alterations or improvements which are likely to cause a stoppage of service and to likely cause a material interruption to the conduct of Tenant’s business are performed after business hours and on an overtime basis, and (ii) that (except in the event of an emergency) all regularly scheduled maintenance to the Building air-conditioning systems serving the Premises shall be performed during the late fall or winter.

Section 28.8           Landlord and Tenant acknowledge that Landlord shall furnish up to a maximum of thirty-seven and one-half (37.5) tons of chilled water to the Premises from the existing chiller located in the machine room on the 10th floor of the Building (the “Existing Chiller”) by means of the existing chilled water pipes located in the Building. Tenant shall pay to Landlord an annual charge for the supply of Landlord’s chilled water, within ten (10) days after rendition of a bill therefor. Such annual charge shall be equal to (i) Six Hundred Fifty and 00/100 ($650.00) plus (ii) Six Hundred Fifty and 00/100 ($650.00) multiplied by the percentage increase, if any, in the Consumer Price Index from that in effect on the date of this Lease to the date of such bill, for each ton of cooling capacity of the supplemental air conditioning system for which Landlord’s chilled water is supplied. In addition to the foregoing, at any time during the Term Tenant shall have the right to request, and Landlord shall thereafter furnish, up to a maximum of twelve and one-half (12.5) additional tons of condenser water to the Premises by means of the existing condenser water pipes located in the Building on the terms and conditions set forth for the furnishing of chiller water forth above. In connection with any such condenser water to be furnished to the Premises as aforesaid, Tenant may tap-in to Landlord’s condenser water pipes. Any such tap-in shall be made by Tenant at its sole cost and expense and Tenant shall pay to Landlord as additional rent a one time “tap-in” fee of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) per tap. Tenant acknowledges and agrees that Landlord shall not be liable to Tenant for any failure or defect in the supply or character of the chilled and condenser water supplied to Tenant by reason of any requirement, act or omission of the public service company serving the Building or for any other reason.

ARTICLE 29

PARTNERSHIP TENANT

If Tenant is a partnership or a professional corporation (or is comprised of two (2) or more Persons, individually or as co-partners of a partnership or shareholders of a professional corporation) or if Tenant’s interest in this Lease shall be assigned to a partnership or a professional corporation (or to two (2) or more Persons, individually or as co-partners of a partnership or shareholders of a professional corporation) pursuant to Article 12 hereof (any such partnership, professional corporation and such Persons are referred to in this Article 29 as “Partnership Tenant”), the following provisions shall apply to each such Partnership Tenant:  (a) parties comprising Partnership Tenant shall be personally liable for the obligations of Tenant hereunder, except that to the extent that a permitted assignee pursuant to Article 12 hereof shall be an accounting firm or a law firm the individual partners or shareholders of such permitted assignee shall not be personally liable for the obligations of Tenant hereunder; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Tenant or any successor partnership, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord (except for any instrument which contradicts subparagraph (a) above), and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; and (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties.

ARTICLE 30

VAULT SPACE

Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

ARTICLE 31

SECURITY

Section 31.1           Tenant shall deposit with Landlord on the signing of this Lease the sum of Three Million Eight Hundred Sixty-Five Thousand and 00/100 Dollars ($3,865,000.00), or at Tenant’s option, a “clean,” unconditional, irrevocable and transferable sight draft letter of credit (the “Letter of Credit”) in the same amount, issued by and drawn on a bank reasonably satisfactory to Landlord and which is a member of the New York Clearing House for the account of Landlord, for a term of not less than one (1) year, as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. The Letter of Credit shall provide (i) for the continuance of such credit for a period of at least one (1) year from the date of delivery of such letter of credit, (ii) for the automatic extension of such Letter of Credit for additional periods of one (1) year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such Letter of Credit for at least three (3) months beyond the Expiration Date) unless such bank gives Landlord notice (a “Letter of Credit Termination Notice”) of its intention not to renew the Letter of Credit, such Letter of Credit Termination Notice to be given in accordance with Article 26 of this Lease, not less than thirty (30) days prior to the initial or any future expiration date of such Letter of Credit and (iii) that in the event such Notice is given by such bank and Tenant has not provided Landlord with a substitute Letter of Credit which complies with the requirements of this Section 31.1 by the date which is thirty (30) days prior to the expiration of such Letter of Credit, Landlord shall have the right to present the Letter of Credit for payment on such bank at sight, for the balance remaining in such Letter of Credit and apply or retain the whole or any part of the proceeds thereof to the extent permitted herein. If an Event of Default exists in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Fixed Rent or any other item of Rental, Landlord may apply or retain the whole or any part of the security so deposited, or present the Letter of Credit for payment and apply or retain the whole or any part of the proceeds thereof, as the case may be, to the extent required for the payment of any Fixed Rent or any other item of Rental as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord. If Landlord applies or retains any part of the proceeds of the Letter of Credit or the security so deposited, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit and/or security, as the case may be, shall be returned to Tenant after the Expiration Date and after delivery of possession of the entire Premises to Landlord. In the event of a sale of the Real Property or the Building or leasing of the Building, Landlord shall have the right to transfer the Letter of Credit or security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Letter of Credit or security, as the case may be, and Tenant shall cause the bank which issued the Letter of Credit to issue an amendment to the Letter of Credit or issue a new Letter of Credit naming the vendee or lessee as the beneficiary thereunder. To the extent that the Letter of Credit or security shall have been actually transferred or delivered by Landlord to a new landlord, Tenant shall look solely to the new landlord for the return of the Letter of Credit or security, as the case may be. The provisions hereof shall apply to every transfer or assignment of the Letter of Credit or security made to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. If at any time the security held hereunder shall consist of cash, and not a Letter of Credit, Landlord shall hold the same in an interest bearing money-market account and the interest thereon (less a one percent (1%) administrative fee per annum and less the amount of such interest which has been applied in the same manner that the remainder of the security has been applied) shall be paid to Tenant to the extent and at the same time the remainder of the security shall be returned to Tenant hereunder. If at any time the security held hereunder shall consist of cash or a Letter of Credit, Tenant may deliver a Letter of Credit in place of the cash or cash in place of the Letter of Credit and Landlord shall accept such cash or Letter of Credit, as the case may be, as the security hereunder, and promptly return to Tenant the cash or Letter of Credit it was previously holding as security.

Section 31.2           Notwithstanding anything contained herein to the contrary, if on (i) the fifth anniversary of the Rent Commencement Date (the “First Reduction Date”), (ii) the sixth anniversary of the Commencement Date (the “Second Reduction Date”), (iii) the seventh anniversary of the Commencement Date (the “Third Reduction Date”), (iv) the eighth anniversary of the Commencement Date (the “Fourth Reduction Date”), (v) the ninth anniversary of the Commencement Date (the “Fifth Reduction Date”), (vi) the tenth anniversary of the Commencement Date (the “Sixth Reduction Date”), (vii) the eleventh anniversary of the Commencement Date (the “Seventh Reduction Date”), (viii) the twelfth anniversary of the Commencement Date (the “Eighth Reduction Date”), (ix) the thirteenth anniversary of the Commencement Date (the “Ninth Reduction Date”), and (x) the fourteenth anniversary of the Commencement Date (the “Tenth Reduction Date”) this Lease shall be in full force and effect and no Event of Default by Tenant hereunder has occurred and is continuing, Tenant shall have the right to reduce the amount of the security deposit, whether cash or Letter of Credit, to (1) Three Million Six Hundred Ninety-Seven Thousand Five Hundred and 00/100 Dollars ($3,697,500.00) on the First Reduction Date, (2) Three Million Five Hundred Thirty Thousand and 00/100 Dollars ($3,530,000.00) on the Second Reduction Date provided that the security deposit shall have been previously reduced to the amount set forth in the foregoing clause (1), (3) Three Million Three Hundred Sixty-Two Thousand Five Hundred and 00/100 Dollars ($3,362,500.00) on the Third Reduction Date provided that the security deposit shall have been previously reduced to the amount set forth in the foregoing clause (2), (4) Three Million One Hundred Ninety-Five Thousand and 00/100 Dollars ($3,195,000.00) on the Fourth Reduction Date provided that the security deposit shall have been previously reduced to the amount set forth in the foregoing clause (3), (5) Three Million Twenty-Seven Thousand Five Hundred and 00/100 Dollars ($3,027,500.00) on the Fifth Reduction Date provided that the security deposit shall have been previously reduced to the amount set forth in the foregoing clause (4), (6) Two

Million Eight Hundred Sixty Thousand and 00/100 Dollars ($2,860,000.00) on the Sixth Reduction Date provided that the security deposit shall have been previously reduced to the amount set forth in the foregoing clause (5), (7) Two Million Six Hundred Ninety-Two Thousand Five Hundred and 00/100 Dollars ($2,692,500.00) on the Seventh Reduction Date provided that the security deposit shall have been previously reduced to the amount set forth in the foregoing clause (6), (8) Two Million Five Hundred Twenty-Five Thousand and 00/100 Dollars ($2,525,000.00) on the Eighth Reduction Date provided that the security deposit shall have been previously reduced to the amount set forth in the foregoing clause (7), (9) Two Million Three Hundred Fifty-Seven Thousand Five Hundred and 00/100 Dollars ($2,357,500.00) on the Ninth Reduction Date provided that the security deposit shall have been previously reduced to the amount set forth in the foregoing clause (8), (10) Two Million One Hundred Ninety Thousand and 00/100 Dollars ($2,190,000.00) on the Tenth Reduction Date provided that the security deposit shall have been previously reduced to the amount set forth in the foregoing clause (9), and such reduced amount shall be held by Landlord as security in accordance with the terms hereof. If the security being held is cash and Tenant is entitled to a reduction of the security so deposited as aforesaid, Landlord shall within ten (10) days after Tenant’s written request return to Tenant an amount of the security then being held by Landlord so the amount of the principal of the security deposit being held by Landlord shall be reduced as aforesaid, and if at the time of such reduction, the security being held by Landlord is a Letter of Credit, Tenant shall either deliver to Landlord an amendment to the existing Letter of Credit or a new Letter of Credit, which amendment or new Letter of Credit shall comply with the terms and conditions of this Article 31 and shall reduce the amount of the security as aforesaid.

ARTICLE 32

CAPTIONS

The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

ARTICLE 33

PARTIES BOUND

The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

ARTICLE 34

BROKER

Each party represents and warrants to the other that it has not dealt with any broker or Person in connection with this Lease other than Insignia/ESG, Inc. (the “Broker”). The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Landlord shall pay Broker any commission, fee or compensation due Broker in connection with this Lease and shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by any Person who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any Person (other than Broker) who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 35

INDEMNITY

Section 35.1           (A)  Tenant shall not knowingly do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any Requirement, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify and save the Indemnitees harmless from and against (a) all claims of whatever nature against the Indemnitees arising from any negligence or willful misconduct of Tenant, its contractors, licensees, agents, servants, or employees, or the invitees or visitors of Tenant while such invitees or visitors are in the Premises, (b) all claims against the Indemnitees arising from any accident, injury or damage caused to any person or to the property of any person and occurring during the Term in or about the Premises, and (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from the negligence or willful misconduct of Tenant or Tenant’s agents or employees, or the invitees or visitors of Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and reasonable expenses of any kind or nature (including, without limitation, attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof but shall be limited to the extent any insurance proceeds collectible by Landlord under policies owned by Landlord or such injured party with respect to such damage or injury are insufficient to satisfy same. Tenant shall have no liability for any consequential damages suffered either by Landlord or by any party claiming through Landlord.

(B)           Except as otherwise expressly provided herein, Landlord shall indemnify and save Tenant, its shareholders, directors, officers, Partners, employees and agents harmless from and against all claims against Tenant arising from any direct damage to the Premises and any bodily injury to Tenant’s employees, agents or invitees resulting from the acts, omissions or negligence of Landlord or its contractors, licensees, agents, servants, employees, invitees or visitors. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, but shall be limited to the extent any insurance proceeds collectible by Tenant or such injured party with respect to such damage or injury are insufficient to satisfy same. Landlord shall have no liability for any consequential damages suffered either by Tenant or by any party claiming through Tenant.

Section 35.2           (A)  If any claim, action or proceeding is made or brought against Landlord, with respect to which claim, action or proceeding Tenant shall be obligated to indemnify Landlord against, pursuant to the terms of this Lease, then, upon demand by Landlord, Tenant at its sole cost and expense, shall resist or defend such claim, action or proceeding in Landlord’s name, if necessary, by such attorneys as Landlord shall approve, which approval shall not be unreasonably withheld. Attorneys for Tenant’s insurer shall hereby be deemed approved for purposes of this Section 35.2. The provisions of this Section 35.2(A) shall survive the expiration or earlier termination of this Lease.

(B)           If any claim, action or proceeding is made or brought against Tenant, with respect to which claim, action or proceeding Landlord shall be obligated to indemnify Tenant against, pursuant to the terms of this Lease, then, upon demand by Tenant, Landlord at its sole cost and expense, shall resist or defend such claim, action or proceeding in Tenant’s name, if necessary, by such attorneys as Tenant shall approve, which approval shall not be unreasonably withheld. Attorneys for Landlord’s insurer shall hereby be deemed approved for purposes of this Section 35.2. The provisions of this Section 35.2(B) shall survive the expiration or earlier termination of this Lease.

ARTICLE 36

ADJACENT EXCAVATION-SHORING

If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall, upon reasonable advance notice, afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental provided that Tenant shall continue to have reasonable access to and reasonable use of the Premises and the Building.

ARTICLE 37

MISCELLANEOUS

Section 37.1           This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and delivered a fully executed copy of this Lease to each other.

Section 37.2           Neither the partners (direct or indirect) comprising Landlord, nor the shareholders (nor any of the partners comprising same), partners, directors or officers of any of the foregoing (collectively, the “Parties”) shall be liable for the performance of Landlord’s obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and shall not seek any damages against any of the Parties. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, and the transfer of the security deposit to the purchaser, grantee, assignee or transferee, as the case may be, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and such transferee shall be deemed to have assumed the obligations of Landlord under this Lease without the need for any additional writing or instrument evidencing such assumption, subject to the terms hereof. Prior to any such sale, conveyance, assignment or transfer, the liability of Landlord for Landlord’s obligations under this Lease shall be limited to Landlord’s interest in the Real Property (including all rent and occupancy related proceeds, the net proceeds distributed or retained by Landlord from any sale, financing or refinancing of the Real Property or the Building, and any net insurance proceeds or condemnation awards relating to any portion of the Real Property not used for the repair or restoration of the Real Property or any portion thereof) and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

Section 37.3           Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, additional rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

Section 37.4           [Intentionally omitted].

Section 37.5           (A)  If there is a dispute between Landlord and Tenant as to the reasonableness of Landlord’s refusal to (i) consent to any subletting or assignment where Landlord has agreed pursuant to the terms of Article 12 hereof to be reasonable or (ii) approve any contractor or plans and specifications where Landlord has agreed pursuant to the terms of Article 3 hereof to be reasonable, Tenant shall give Landlord a notice setting forth the reasons for its dispute, and if within two (2) Business Days after Landlord’s receipt of such notice, Landlord and Tenant shall be unable to resolve such dispute, such dispute shall be resolved by arbitration conducted pursuant to the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association (“AAA”); provided, however, that with respect to any such arbitration:  (i) the list of arbitrators referred to in said Rules shall be returned within five (5) Business Days from the date of mailing; (ii) the parties shall notify the AAA, by telephone, within three (3) Business Days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with the Rules of the AAA; (iii) the hearing shall be held within five (5) Business Days after the appointment of the arbitrator; and (iv) the arbitrator shall render its determination within five (5) Business Days after the completion of the hearing. Except to the extent expressly provided herein, no other disputes hereunder shall be resolved by arbitration.

(B)           If the determination of any such arbitration shall be that Landlord was unreasonable in refusing to consent to such assignment or subletting or contractor or plans, then unless Landlord shall have acted arbitrarily or capriciously in its refusal to grant such consent, Tenant’s sole remedy arising out of such arbitrator’s determination shall be the right to enter into the proposed assignment or subletting or contractor or plans.

(C)           The arbitrators shall be bound by the provisions of this Lease and shall not have the power to add to, subtract from, or otherwise modify such provisions. Each of the arbitrators shall have at least ten (10) years’ experience in the business of managing first-class office buildings located in Manhattan or acting as a real estate broker dealing with such office buildings.

Section 37.6           Tenant hereby waives any claim against Landlord which Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment except in the case that Landlord has maliciously or otherwise in bad faith withheld any such consent or approval in which case Tenant may bring an action against Landlord for damages. In the event of such determination, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval in the absence of a judicial determination of malice or bad faith on the part of Landlord. Tenant’s sole remedy for Landlord’s unreasonably withholding or delaying consent or approval shall be as provided in this Section 37.5.

Section 37.7           Landlord shall make available to Tenant the computerized directory in the lobby of the Building for up to Tenant’s Share of such listings (but in no event shall Tenant be entitled to less than one hundred twenty (120) such listings). The initial programming shall be without charge to Tenant. From time to time, but not more frequently than once every three (3) months, Landlord shall reprogram the computerized directory to reflect such changes in the listings therein as Tenant shall request, and Tenant promptly after request shall pay to Landlord a reasonable reprogramming charge for each reprogramming Tenant requests. If Landlord replaces the computerized directory with a standard directory in the lobby of the Building, Tenant shall be entitled to Tenant’s Share of such listing’s on such directory.

Section 37.8           Landlord may, from time to time, designate an agent who is authorized to act on behalf of Landlord with respect to the performance of Landlord’s obligations under this Lease. Until such time as Landlord shall notify Tenant to the contrary, Insignia is designated as such an agent. Tenant shall deal solely with Insignia in the administration and performance of Landlord’s obligations under this Lease until such time as Tenant is notified that Insignia is no longer acting as an agent of Landlord. Landlord may designate an additional or new agent upon ten (10) days’ notice to Tenant. Tenant acknowledges that Insignia or any such agent is acting solely as agent for Landlord in connection with the foregoing and Insignia or any such agent and its direct and indirect partners, officers, shareholders, directors and employees shall have no liability to Tenant in connection with the performance of Landlord’s obligations under this Lease except for its gross negligence or willful misconduct and Tenant hereby waives any and all claims against any such party arising out of, or in any way connected with, this Lease or the Real Property except for its gross negligence or willful misconduct.

Section 37.9           All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

Section 37.10         In the event of a breach or threatened breach by Landlord, or any persons claiming through or under Landlord, of any term, covenant or condition of this Lease, Tenant shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Tenant from invoking any other remedy allowed at law or in equity.

Section 37.11         In the event of any litigation or arbitration arising out of this Lease, the prevailing party shall be entitled to receive from the losing party an amount equal to the prevailing party’s reasonable costs incurred in such litigation or arbitration, including, without limitation, the prevailing party’s reasonable attorneys’ fees, costs and disbursements. If both parties are partially successful, such fees and expenses shall be apportioned between Landlord and Tenant in inverse proportion to the amount by which such decision is favorable to each party.

ARTICLE 38

RENT CONTROL

If at the commencement of, or at any time or times during the Term of this Lease, the Rental reserved in this Lease shall not be fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

Landlord

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By:
Name:
Title:

ELAS SECURITIES ACQUISITION CORP.

By:
Name:
Title:

Tenant

KEEFE, BRUYETTE & WOODS, INC.

By:
Name:
Title: